                                                                    EXHIBIT 4.33


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                           SECOND AMENDED AND RESTATED
                     TRUST INDENTURE AND SECURITY AGREEMENT

                                 [GPA 1989 BN-5]



                          Dated as of November 26, 1996



                                     between


                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity
                       except as expressly provided herein
                           but solely as Owner Trustee


                                       and


                            THE CHASE MANHATTAN BANK,
                         not in its individual capacity
                       except as expressly provided herein
                         but solely as Indenture Trustee


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                        Secured Equipment Notes Covering
                          One Airbus A320-231 Aircraft
                          Manufacturer's Serial No. 55
                             Registration No. N624AW
                      Leased by America West Airlines, Inc.

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
                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
         GRANTING CLAUSE................................................  3
         HABENDUM CLAUSE................................................  7

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01.  Special Definitions.............................  9

                                   ARTICLE II

                               THE EQUIPMENT NOTES

         SECTION 2.01.  Form of Equipment Notes......................... 23
         SECTION 2.02.  Issuance and Terms of Equipment Notes........... 29
         SECTION 2.03.  Payments from Trust Indenture Estate
                          Only.......................................... 32
         SECTION 2.04.  Method of Payment............................... 34
         SECTION 2.05.  Application of Payments......................... 36
         SECTION 2.06.  Termination of Interest in Trust
                          Indenture Estate.............................. 37
         SECTION 2.07.  Registration, Transfer and Exchange of
                          Equipment Notes............................... 37
         SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen
                          Equipment Notes............................... 39
         SECTION 2.09.  Payment of Expenses on Transfer;
                          Cancellation.................................. 39
         SECTION 2.10.  Mandatory Redemptions of Equipment
                          Notes......................................... 40
         SECTION 2.11.  Redemptions; Notice of Redemption............... 40
         SECTION 2.12.  Option to Purchase Equipment Notes.............. 41
         SECTION 2.13.  Subordination................................... 42

                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                     INCOME FROM THE TRUST INDENTURE ESTATE

         SECTION 3.01.  Certain Rent Distributions...................... 43
         SECTION 3.02.  Event of Loss and Replacement................... 44
         SECTION 3.03.  Payment After Indenture Event of
                          Default, etc.................................. 46
         SECTION 3.04.  Certain Payments................................ 48
         SECTION 3.05.  Other Payments.................................. 49
         SECTION 3.06.  Payments to Owner Trustee....................... 50
         SECTION 3.07.  Investment of Amounts Held by Indenture
                          Trustee....................................... 50


                                 Trust Indenture

                                     - ii -                             Page
                                                                        ----

                                   ARTICLE IV

                      COVENANTS OF TRUST COMPANY AND OWNER
                      TRUSTEE; INDENTURE EVENTS OF DEFAULT;
                          REMEDIES OF INDENTURE TRUSTEE

         SECTION 4.01.  Covenants of Trust Company and Owner
                          Trustee....................................... 51
         SECTION 4.02.  Indenture Events of Default..................... 52
         SECTION 4.03.  Certain Rights.................................. 55
         SECTION 4.04.  Remedies........................................ 57
         SECTION 4.05.  Return of the Aircraft, etc..................... 60
         SECTION 4.06.  Remedies Cumulative............................. 62
         SECTION 4.07.  Discontinuance of Proceedings................... 62
         SECTION 4.08.  Waiver of Past Indenture Defaults............... 62
         SECTION 4.09.  Indenture Trustee May Prove Debt................ 63
         SECTION 4.10.  Limitations on Suits by Note Holders............ 65
         SECTION 4.11.  Unconditional Right of Note Holders to
                          Receive Principal, Interest and Premium,
                          and to Institute Certain Suits................ 65
         SECTION 4.12.  Exercise of Remedies by Foreign Note
                          Holders....................................... 65

                                    ARTICLE V

                         DUTIES OF THE INDENTURE TRUSTEE

         SECTION 5.01.  Notice of Indenture Event of Default............ 66
         SECTION 5.02.  Action Upon Instructions........................ 67
         SECTION 5.03.  Indemnification................................. 68
         SECTION 5.04.  No Duties Except as Specified in
                          Indenture or Instructions..................... 68
         SECTION 5.05.  No Action Except Under Lease, Refunding
                          Agreement, Indenture or Instructions.......... 69
         SECTION 5.06.  Replacement Airframes, Replacement
                          Engines and Replacement Parts................. 69
         SECTION 5.07.  Indenture Supplements for Replacements.......... 73
         SECTION 5.08.  Effect of Replacement........................... 73
         SECTION 5.09.  Notices, etc.................................... 73
         SECTION 5.10.  Certain Rights of Owner Trustee and
                          Owner Participant............................. 74
         SECTION 5.11.  Evidence of Action Taken by Note Holder......... 76
         SECTION 5.12.  Right of Revocation of Action Taken............. 76

                                   ARTICLE VI

                   THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

         SECTION 6.01.  Acceptance of Trusts and Duties................. 77
         SECTION 6.02.  Absence of Duties............................... 77
         SECTION 6.03.  No Representations or Warranties as to

                                 Trust Indenture

                                     - iii -                            Page
                                                                        ----


                           Aircraft or Documents........................ 78
         SECTION 6.04.   No Segregation of Moneys; No Interest.......... 78
         SECTION 6.05.   Reliance; Agents; Advice of Counsel............ 79
         SECTION 6.06.   Capacity in Which Acting....................... 80
         SECTION 6.07.   Compensation................................... 80
         SECTION 6.08.   May Become Note Holder......................... 80
         SECTION 6.09.   Further Assurances; Financing
                           Statements................................... 80

                                   ARTICLE VII

              INDEMNIFICATION OF INDENTURE TRUSTEE BY OWNER TRUSTEE

         SECTION 7.01.   Scope of Indemnification....................... 80
         SECTION 7.02.   Exculpation and Release of Liability........... 82

                                  ARTICLE VIII

                    SUCCESSOR TRUSTEES AND SEPARATE TRUSTEES

         SECTION 8.01.   Notice of Successor Owner Trustee.............. 82
         SECTION 8.02.   Resignation and Removal of Indenture
                           Trustee; Appointment of Successor............ 82
         SECTION 8.03.   Appointment of Separate Trustees............... 84

                                   ARTICLE IX

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                          INDENTURE AND OTHER DOCUMENTS

         SECTION 9.01.   Lease Amendments and Supplemental
                           Indentures.................................... 86
         SECTION 9.02.   Effect of Supplemental Indenture................ 89
         SECTION 9.03.   Documents to Be Given to Trustee................ 89
         SECTION 9.04.   Notation on Notes in Respect of
                           Supplemental Indentures....................... 89
         SECTION 9.05.   Trustees Protected.............................. 90
         SECTION 9.06.   Documents Mailed to Note Holders................ 90
         SECTION 9.07.   No Request Necessary for Lease
                           Supplement or Indenture Supplement............ 90
         SECTION 9.08.   Notices to Liquidity Provider................... 90

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01.  Termination of Indenture........................ 91
         SECTION 10.02.  No Legal Title to Trust Indenture
                           Estate in Note Holders........................ 91
         SECTION 10.03.  Sale of Aircraft by Indenture Trustee
                           is Binding.................................... 91

                                 Trust Indenture

                                     - iv -                             Page
                                                                        ----

         SECTION 10.04.  Indenture for Benefit of Owner Trustee,
                           Indenture Trustee, Owner Participant,
                           Lessee and Note Holders....................... 92
         SECTION 10.05.  No Action Contrary to Lessee's Rights
                           Under the Lease............................... 92
         SECTION 10.06.  Notices......................................... 92
         SECTION 10.07.  Severability.................................... 93
         SECTION 10.08.  No Oral Modifications or Continuing
                           Waivers....................................... 93
         SECTION 10.09.  Successors and Assigns.......................... 93
         SECTION 10.10.  Headings........................................ 93
         SECTION 10.11.  Normal Commercial Relations..................... 93
         SECTION 10.12.  Governing Law; Counterpart Form................. 94
         SECTION 10.13.  Section 1110.................................... 94
         SECTION 10.14.  JL Security Agreement........................... 94


         EXHIBIT A    -  Form of Trust Indenture Supplement

         SCHEDULE I   -  Equipment Notes Amortization
         SCHEDULE II  -  Pass Through Trust Agreements


                                 Trust Indenture

                           SECOND AMENDED AND RESTATED
                     TRUST INDENTURE AND SECURITY AGREEMENT
                                 [GPA 1989 BN-5]


                  SECOND AMENDED AND RESTATED TRUST INDENTURE AND SECURITY AGREEMENT [GPA 1989 BN-5] (this "Second Amended and Restated Indenture" or this "Indenture") dated as of November 26, 1996, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise specifically set forth herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity, together with its successors, the "Owner Trustee"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), a New York corporation, not in its individual capacity except as otherwise specifically set forth herein, but solely as indenture trustee hereunder (in such capacity, together with its successors, the "Indenture Trustee").


                              W I T N E S S E T H :

                  WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

                  WHEREAS, the Owner Participant and Wilmington Trust Company entered into the Trust Agreement [GPA 1989 BN-5] dated as of September 22, 1989, as supplemented by Trust Agreement Supplement [GPA 1989 BN-5] No. 1 dated September 25, 1989, as further supplemented by Trust Agreement Supplement [GPA 1989 BN-5] No. 2 dated October 24, 1991, and as further supplemented by Trust Agreement Supplement [GPA 1989 BN-5] No. 3 dated the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, hereof and of the Refunding Agreement, the "Trust Agreement"), whereby, among other things, Wilmington Trust Company has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the Trust Indenture Estate created pursuant hereto for the use and benefit of (to the extent set forth herein), and with the priority of certain payments to, the Holders of Equipment Notes issued hereunder, and the Owner Trustee is authorized and directed to execute and deliver this Indenture;

                  WHEREAS, (i) the Owner Trustee and the Indenture Trustee entered into the Trust Indenture and Security Agreement [GPA 1989 BN-5] dated as of September 22, 1989, as supplemented by Trust Indenture Supplement No. 1 dated September 25, 1989, which were recorded by the Federal Aviation Administration on September 26, 1989 as one instrument and assigned Conveyance No. G75346 (as so supplemented or otherwise modified to the date hereof, the "Original Indenture"), (ii) the Owner Trustee and the

                                 Trust Indenture

                                      - 2 -
Original Head Lessee entered into the Aircraft Lease Agreement [GPA 1989 BN-5] dated as of September 22, 1989, as supplemented by Lease Supplement [GPA 1989 BN-5] No. 1 dated September 25, 1989, which were recorded by the Federal Aviation Administration on September 26, 1989 as one instrument and assigned Conveyance No. G75347 (as so supplemented or otherwise modified to the date hereof, the "Original Lease") and (iii) pursuant to the Original Indenture, the Owner Trustee issued and sold to the Original Loan Participants (as defined in the Original Indenture) the Original Loan Certificates;

                  WHEREAS, (i) the Owner Trustee and the Indenture Trustee entered into an Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-5] dated as of October 1, 1991, as supplemented by the Trust Indenture Supplement No. 2 [GPA 1989 BN-5], dated October 24, 1991, which were recorded by the Federal Aviation Administration on November 12, 1991 as one document and assigned Conveyance No. Z91420, and as amended by Amendment No. 1 to Trust Indenture and Security Agreement dated as of September 3, 1996 which was recorded by the FAA on September 27, 1996 and assigned Conveyance No. Z99588 and as further amended by Amendment No. 2 to Trust Indenture and Security Agreement dated as of September 30, 1996 which was recorded by the FAA on November 12, 1996 and assigned Conveyance No. P08720 (as amended, supplemented or otherwise modified to the date hereof, the "First Amended and Restated Indenture"), (ii) the Owner Trustee and the Original Head Lessee entered into an Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-5] dated as of October 1, 1991, which amended and restated the Original Lease, as supplemented by Lease Supplement [GPA 1989 BN-5] No. 2 dated October 24, 1991, which were recorded by the Federal Aviation Administration on November 12, 1991 as one document and assigned Conveyance No. Z91421 (as amended, supplemented or otherwise modified to the date hereof, the "First Amended and Restated Lease") and (iii) pursuant to the First Amended and Restated Indenture, the Owner Trustee issued and sold to the Certificate Holders (as defined in the First Amended and Restated Indenture) Equipment Trust Certificates, Series BN-5 in exchange for the Original Loan Certificates;

                  WHEREAS, the parties have agreed to (i) assign, amend and restate the First Amended and Restated Lease pursuant to Assignment and Amendment No. 1 and Sublease Termination Agreement [GPA 1989 BN-5] dated as of the date hereof among the Original Head Lessee, as assignor and the Original Sublessee, as assignee, the Owner Trustee and the Indenture Trustee and the Second Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-5] dated as of the date hereof between the Owner Trustee and the Lessee (as so assigned, amended and restated, the "Second Amended and Restated Lease" or the "Lease") and to enter into Lease Supplement No. 3 and (ii) cause the implementation of the

                                 Trust Indenture

Refinancing Transaction pursuant to which, among other things, the Equipment Trust Certificates issued to the Certificate Holders pursuant to the First Amended and Restated Indenture shall be redeemed and new Equipment Notes shall be issued to the Pass Through Trustees (or their designee);

                  WHEREAS, in light of the foregoing and in anticipation of the Refinancing Transaction, the parties desire by this Second Amended and Restated Indenture, among other things, (i) to amend and restate in its entirety the First Amended and Restated Indenture, (ii) to provide for the issuance by the Owner Trustee of the Equipment Notes and (iii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder, among other things, of certain of the Owner Trustee's estate, right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all of the Owner Trustee's right, title and interest in, to and under the Lease (as amended and restated to date and as the same may at any time and from time to time be further amended, restated or otherwise modified in accordance with the terms thereof and hereof) and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for, among other things, the Owner Trustee's obligations to the Indenture Trustee, for the ratable benefit and security of the Note Holders, subject to Section 2.13 and
Article III hereof;

                  WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner Trustee and authenticated, issued and delivered by the Indenture Trustee hereunder, the legal, valid and binding obligations of the Owner Trustee; and

                  WHEREAS, all things necessary to make this Second Amended and Restated Indenture the legal, valid and binding obligation of the Owner Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;


                                 GRANTING CLAUSE

                  NOW, THEREFORE, THIS SECOND AMENDED AND RESTATED TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the Principal Amount of, interest on, Make Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein and in the Refunding Agreement and the Equipment Notes, for the benefit of the Note Holders, and the prompt payment of any and all amounts

                                 Trust Indenture
from time to time owing hereunder and under the Refunding Agreement by the Owner Trustee, the Owner Participant and the Lessee to the Note Holders and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the Holders thereof, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Note Holders from time to time, a first priority security interest in and mortgage Lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights, interests and privileges, whether now or hereafter acquired, other than Excepted Payments (which collectively, excluding Excepted Payments but including all property hereafter specifically subjected to the Lien of this Indenture by any Indenture Supplement or any indenture supplemental hereto, are included within the Trust Indenture Estate), to wit:

                  (1) the Aircraft (including the Airframe and the Engines) and all replacements thereof and substitutions therefor to which the Owner Trustee shall from time to time acquire an interest under any of the Lease, the Japanese Lease Agreement or the Japanese Lease Assignment, all as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture, and all records, logs and other documents to which the Owner Trustee shall from time to time acquire an interest at any time maintained by the Lessee with respect to the foregoing property;

                  (2) the Lease (including each Lease Supplement) and all Rent thereunder, including, without limitation, all amounts of Basic Rent, Supplemental Rent and payments of any kind thereunder; the Refunding Agreement; the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment); the Purchase Agreement Assignment; the Consents and Agreements; the Japanese Lease Agreement, the Japanese Lease Supplement, the Supplemental Agreement, the Assumption Agreement, the Confirmation Agreement, the FUYO Guaranty, the JL Security Agreement and the Omnibus Agreement (each to the extent assigned by the Japanese Lease Assignment); the Japanese Lease Assignment; all documents and property and interest therein assigned by the Japanese Lease Assignment to the extent not otherwise covered; the Manufacturer's

                                 Trust Indenture

         Warranty Bill of Sale; the BFE Bill of Sale; each notice, letter agreement or other document related to any of the foregoing entered into by or for the benefit of the Owner Trustee (or assigned to the Owner Trustee); in each case including, without limitation, (x) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give any notice, consent, waiver or approval or to take any other action under or in respect of any such document or to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether arising under any such document or by statute or at law or in equity, or otherwise, arising out of any Lease Event of Default or any "Event of Default" under and as defined in the Japanese Lease Agreement, and (y) any right to restitution from the Lessee, the Manufacturer or any other Person in respect of any determination of invalidity of any such document, it being agreed that the rights, powers and remedies referred to in the preceding clauses
         (x) and (y) are presently assigned and transferred to the Indenture Trustee and may, except as provided in Section 5.10 or elsewhere in this Indenture, be exercised by the Indenture Trustee without the necessity of proceeding under Section 4.04 to exercise remedies hereunder;

                  (3) each Sublease Assignment and each Assigned Sublease (to the extent assigned under such Sublease Assignment), and including, without limitation, all rents or other payments of any kind made under such Assigned Sublease (to the extent assigned under such Sublease Assignment), all collateral security or credit support (in the nature of a guarantee, letter of credit, credit insurance, Lien on or security interest in any property or otherwise) for the obligations of the Permitted Sublessee thereunder (to the extent assigned under such Sublease Assignment) and all rights of the Owner Trustee to exercise any election or option or to give any notice, consent, waiver, or approval under or with respect of any thereof or to accept any surrender of the Aircraft or any part thereof as well as any rights, powers or remedies on the part of the Owner Trustee (in each case to the extent assigned to the Owner Trustee), whether arising under any Assigned Sublease or any Sublease Assignment or by statute or at law or in equity, or otherwise, arising out of any default under any Assigned Sublease, it being agreed that the rights, powers and remedies referred to above in this paragraph (3) are presently assigned and transferred to the Indenture Trustee and may, except as provided in Section 5.10 or elsewhere in this Indenture, be exercised by the Indenture Trustee without the necessity of proceeding under Section 4.04 to exercise remedies hereunder;

                                 Trust Indenture

                  (4) all tolls, rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture, including, without limitation, all payments or proceeds payable to the Owner Trustee after termination of the Lease with respect to the Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Owner Trustee in and to the same and every part thereof;

                  (5) all requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the Lease and/or the Japanese Lease Agreement), and all insurance proceeds with respect to the Aircraft or any part thereof, including but not limited to the insurance required under Section 12 of the Lease or under any comparable provision of any Assigned Sublease (but excluding any excess insurance maintained by the Lessee and not required under Section 12 of the Lease or any Assigned Sublease);

                  (6) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Document and held or required to be held by the Indenture Trustee hereunder;

                  (7) all rights of the Owner Trustee to amounts paid or payable by the Lessee to the Owner Trustee under the Refunding Agreement and all rights of the Owner Trustee to enforce payments of any such amounts thereunder; and

                  (8) all proceeds of the foregoing.

                  Concurrently with the delivery of the Original Indenture, the Owner Trustee delivered to the Indenture Trustee the chattel paper original executed counterparts of the Original Lease and Lease Supplement No. 1, certified copies of the Purchase Agreement and the Consents and Agreements, and execution copies of the Purchase Agreement Warranties Assignment, the Japanese Lease Agreement, the Japanese Lease Supplement, the Japanese Lease Assignment, the Assumption Agreement, the Confirmation Agreement, the FUYO Guaranty, the Supplemental Agreement, the JL Security Agreement, the original Manufacturer's Warranty Bill of Sale and the original BFE Bill of Sale. Concurrently with the delivery of the First Amended and Restated Indenture, the Owner Trustee delivered to the Indenture Trustee the chattel paper original executed counterparts of the First Amended and Restated Lease and Lease Supplement No. 2. Concurrently with the delivery of this Second Amended and Restated Indenture, the Owner Trustee is delivering to the

                                 Trust Indenture

Indenture Trustee the chattel paper original executed counterparts of the Second Amended and Restated Lease and Lease Supplement No. 3. All property referred to in this Granting Clause, whenever acquired by the Owner Trustee, shall secure all obligations under and with respect to the Equipment Notes at any time outstanding. Any and all properties referred to in this Granting Clause which are hereafter acquired by the Owner Trustee, shall, without further conveyance, assignment or act by the Owner Trustee or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

                                 HABENDUM CLAUSE

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Note Holders from time to time, except as set forth in
Section 2.13 and Article III hereof without any preference, distinction or priority of any one Equipment Note over any other regardless of when issued, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

                  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Note Holders shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or the Note Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any of the Indenture Documents, or except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds but excluding Excepted Payments) due and to become due to the Owner Trustee under or arising out of the Indenture Documents and all other property which now or hereafter constitutes part of the Trust Indenture Estate, to endorse any checks or other instruments or

                                 Trust Indenture
orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. Under the Lease, the Lessee is directed to make all payments of Rent (other than Excepted Payments) and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excepted Payments) directly to the Indenture Trustee at such address or addresses as the Indenture Trustee shall specify, for application as provided in this Indenture. Pursuant to each Sublease Assignment, each Permitted Sublessee will be directed from and after (i) notice of the occurrence of a Lease Event of Default and (ii) notice that the Lease is declared or deemed in default, to make all payments of rent and all other amounts which are required to be paid to or deposited with the Lessee pursuant to the related Assigned Sublease and which are assigned thereunder directly to the Indenture Trustee at such address or addresses as the Indenture Trustee shall specify, for application or to be held as provided in this Indenture. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Trust Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture, except (a) to the extent the Owner Trustee is entitled to distribution of such moneys pursuant to this Indenture and (b) that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee under this Indenture.

                  The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

                  The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge or otherwise dispose of, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to Section 10.01 hereof, any of its estate, right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that, with respect to such estate, right, title and interest hereby assigned, subject to its rights pursuant to Section
5.10 hereof, it will not, except as provided in this Indenture (including, without limitation, Section 9.01) and except as to Excepted Payments, (i) accept any payment from the Lessee, any Permitted Sublessee, FUYO or the Japanese Lessor under any of the Indenture Documents, enter into any agreement amending, modifying or supplementing any of the Indenture Documents, or execute any waiver or modification of, or

                                 Trust Indenture
consent under, the terms of any of the Indenture Documents, (ii) settle or compromise any claim arising under any of the Indenture Documents, (iii) give any notice or exercise any right or take any action under any of the Indenture Documents, or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Documents to arbitration thereunder. For purposes of Section 4.02(e) hereof, this is the fourth paragraph following the Habendum Clause.

                  The Owner Trustee hereby ratifies and confirms its obligations under the Indenture Documents and does hereby agree that (except as permitted herein) it will not take, or omit to take, any action, the taking or omission of which might result in an alteration or impairment of any of the Indenture Documents or of any of the rights created by any thereof or the assignment hereunder.

                  Notwithstanding the Granting Clause or any of the preceding paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excepted Payments. Further, nothing in the Granting Clause or the preceding paragraphs shall impair any of the rights of the Owner Trustee or the Owner Participant under Section 5.10 hereof.

                  IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Special Definitions. The definitions contained in the Lease shall apply for all purposes of this Indenture except that the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined) for all purposes of this Indenture. Except as otherwise indicated, all the agreements or instruments defined herein or in the Lease shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of the other Operative Documents and references to various Persons shall be deemed to be references to and include their respective permitted successors and assigns.

                  "Amortization Amount" means, with respect to any Principal Amount Repayment Date, the amount set forth opposite such Principal Amount Repayment Date on the Amortization Schedule.


                                 Trust Indenture

                  "Amortization Schedule" means the amortization schedule for the Equipment Notes delivered pursuant to Section 2.02 hereof.

                  "Assigned Sublease" means a Permitted Sublease required to be assigned to the Owner Trustee pursuant to Section 6(a) of the Lease.

                  "Assumption Agreement" means, collectively, the two Assumption Agreements dated as of September 22, 1989 between GPA Offshore and the Grand Cayman branch of the Japanese Lender.

                  "Average Life Date" for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of such Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment; by (b) the then unpaid Principal Amount of such Equipment Note.

                  "Bankruptcy Code" means Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended.

                  "BFE Bill of Sale" means the full warranty (as to title) bill of sale covering the Buyer Furnished Equipment, transferring all right, title and interest therein to the Owner Trustee.

                  "Business Day" means a day other than a Saturday, Sunday or a day on which banks are required or authorized to close in either The City of New York, New York or Hartford, Connecticut.

                  "Cash Collateral Account" means one or more Eligible Deposit Accounts in the name of the Subordination Agent each maintained at the Subordination Agent, into which all amounts drawn under one or more Liquidity Facilities pursuant to Section 3.6(c) or 3.6(i) of the Intercreditor Agreement shall be deposited.

                  "Code" means the Internal Revenue Code of 1986, as amended.


                                 Trust Indenture

                  "Confirmation Agreement" means, collectively, Confirmation No.1 and Confirmation No. 2.

                  "Confirmation No. 1" has the meaning set forth in Appendix X to the Japanese Lease Agreement.

                  "Confirmation No. 2" has the meaning set forth in Appendix X to the Japanese Lease Agreement.

                  "Consents and Agreements" means both the Consent and Agreement [GPA 1989 BN-5] of the Manufacturer and the Consent and Agreement [GPA 1989 BN-5] of the Manufacturer's Subsidiary, each dated as of the Delivery Date and attached to the Purchase Agreement Assignment.

                  "Continuous Stay Period" has the meaning specified in
         Section 4.04(a).

                  "Corporate Trust Office" means the principal corporate trust office of the Indenture Trustee located at 450 West 33rd Street, New York, New York 10001, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered that the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Trustee and the Note Holders.

                  "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

                  "Debt Rate" means, with respect to Series A, Series B, Series C and Series D, the rate per annum specified for such Series under the heading "Debt Rate" in Schedule I to this Indenture.

                  "Delivery Date" means September 25, 1989.

                  "Deposit Agreement" means the Deposit Agreement dated as of September 22, 1989 between Barclays Bank PLC, a public limited company organized under the laws of England and acting through its branch office in Grand Cayman and the Designated Financial Institution (as described in Section 3 of Confirmation No. 2).

                  "Dollars", "U.S. $" and "$" mean the lawful currency of the United States of America.


                                 Trust Indenture

                  "Downgrade Drawing" has the meaning assigned to such term in
         Section 3.6(c) of the Intercreditor Agreement.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent.

                  "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Pass Through Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent.

                  "Equipment Notes" means the Equipment Notes, in substantially the form set out in Section 2.01 hereof, issued by the Owner Trustee and authenticated by the Indenture Trustee pursuant to the terms of this Indenture.

                  "Equity Collateral" has the meaning assigned to such term in the definition of "Excepted Payments."

                  "Excepted Payments" means (i) indemnity payments and interest in respect thereof paid or payable in respect of the Owner Participant, the Trust Company, the Owner Trustee or any of their respective successors, permitted assigns (and, in the case of a permitted assign of the Owner Participant that is a partnership, the partners of such partnership), directors, officers, employees, servants, agents, subsidiaries, affiliates or shareholders by the Lessee pursuant to
         Section 13 of the Lease and not in support of any payment obligation of the Owner Trustee under any Indenture Document, (ii) any proceeds of public liability insurance in respect of the Aircraft payable as a result of insurance claims paid respecting, or losses suffered by, the Trust Company or the Indenture Trustee in its individual capacity or the Owner Participant, (iii) any proceeds of insurance maintained with respect to the Aircraft by or for the benefit of the Owner Participant (whether directly or through the Owner Trustee) and not required under
         Section 12 of the Lease, (iv) payments of

                                 Trust Indenture

         Supplemental Rent by the Lessee in respect of any amounts payable to the Owner Participant, the Trust Company, the Owner Trustee, or any of their respective successors, permitted assigns, directors, officers, employees, servants, agents, subsidiaries, affiliates or shareholders under Section 10 of the Lease or by the Lessee or the Parent Guarantor under the Tax Indemnification Agreement, as the case may be, and not in support of any payment obligation of the Owner Trustee under any Indenture Document, (v) Transaction Expenses paid or payable by the Lessee or the Parent Guarantor to the Trust Company, the Owner Trustee, the Indenture Trustee or the Owner Participant pursuant to Section 21 of the Refunding Agreement or the Lease, (vi) any letter of credit pursuant to Section 8(l) of the Lease (including, without limitation, any replacement letter of credit (the "Equity Collateral")) and any payment or proceeds of any such Equity Collateral to the extent retained or applied as provided in Section 8(l) of the Lease, and (vii) subject to the last sentence of Section 5.10 hereof, any right to enforce the payment of any amount described in clauses (i) through (vi) above and the proceeds thereof.

                  "Excess Amount" has the meaning specified in Section 2.03(b) hereof.

                  "FAA" means the Federal Aviation Administration of the United States Department of Transportation or any successor agency.

                  "Final Drawing" means, in respect of a Liquidity Facility, a borrowing or drawing of all available and undrawn amounts under such Liquidity Facility in accordance with the provisions thereof other than a Downgrade Drawing.

                  "First Japanese Lease Assignment" means the Lease Assignment [GPA 1989 BN-5] dated as of September 28, 1989 between GPA Offshore and the Original Head Lessee.

                  "FUYO" means FUYO General Lease Co., Ltd., a corporation organized under the laws of Japan, and its successors and assigns under the Japanese Financing Documents.

                  "FUYO Guaranty" means the Guaranty Agreement dated as of September 22, 1989 from FUYO for the benefit of the "Lessee" (under and as defined in the Japanese Lease Agreement) and such "Lessee's" successors and permitted assigns.


                                 Trust Indenture

                  "Government Obligations" means direct obligations of the United States of America that are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

                  "GPA Offshore" means Air Tara Caymans I, Limited, a Cayman Islands corporation wholly-owned by the Parent Guarantor, and its successors and permitted assigns under the Japanese Financing Documents.

                  "Indenture," "this Indenture," and "the Indenture" mean this Second Amended and Restated Indenture, as it may from time to time be supplemented or amended as herein provided, including as supplemented by any Indenture Supplement pursuant hereto.

                  "Indenture Default" means an Indenture Event of Default or an event or condition that, with the giving of notice or the lapse of time or both, would become an Indenture Event of Default.

                  "Indenture Documents" means the Refunding Agreement; the Trust Agreement (including any Trust Supplements); the Lease (including any Lease Supplements); the Equipment Notes; this Indenture (including any Indenture Supplements); the original Manufacturer's Warranty Bill of Sale; any Sublease Assignment; any Assigned Sublease; the Purchase Agreement, (to the extent assigned to or for the benefit of the Owner Trustee); the Purchase Agreement Warranties Assignment; the Consents and Agreements; the BFE Bill of Sale; the Japanese Lease Agreement; the Japanese Lease Supplement; the Supplemental Agreement; the FUYO Guaranty; the Assumption Agreement; the Confirmation Agreement; the JL Security Agreement; the Omnibus Agreement and the other Japanese Financing Documents (each to the extent assigned by the Japanese Lease Assignment); and the Japanese Lease Assignment.

                  "Indenture Event of Default" has the meaning set forth in
         Section 4.02 hereof.

                  "Indentures" means, collectively, each Trust Indenture and Security Agreement listed on Schedule 1 to the Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Indenture Supplement" or "Trust Indenture Supplement" means a supplement to this Indenture, in substantially the form of Exhibit A to this Indenture, which shall particularly describe the Aircraft and any Replacement

                                 Trust Indenture

         Airframe and Replacement Engine included in the property of the Owner Trustee covered by this Indenture, including, without limitation, Trust Indenture Supplement No. 1 dated September 25, 1989, which was recorded as one instrument by the FAA with the Original Indenture, Trust Indenture Supplement No. 2 dated October 24, 1991, which was recorded as one instrument by the FAA with the First Amended and Restated Indenture, and Trust Indenture Supplement No. 3 dated November 26, 1996, which is being filed for recordation as one instrument by the FAA with this Second Amended and Restated Indenture.

                  "Indenture Trustee Event" means either (i) the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) or (c) of this Indenture or (ii) the Indenture Trustee has taken action or notified the Owner Trustee that it intends to take action to foreclose the Lien of this Indenture or otherwise commence the exercise of any significant remedy under this Indenture or the Lease.

                  "Interest Drawing" has the meaning assigned to such term in
         Section 3.6(a) of the Intercreditor Agreement.

                  "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

                  "Japanese Financing Documents" means, collectively, the Omnibus Agreement, the Japanese Loan Agreement, the Japanese Security Agreement, the Japanese Lease Agreement, the Japanese Lease Supplement, the Supplemental Agreement, the Deposit Agreement, the FUYO Guaranty, the Assumption Agreement, the Confirmation Agreement, the JL Security Agreement, the Japanese Lease Assignment and any other documents or agreements referred to in the Japanese Lease Assignment.

                  "Japanese Lease Agreement" means the Lease Agreement dated as of September 22, 1989 between the Japanese Lessor, as lessor, and GPA Offshore, as lessee, which with the Japanese Lease Supplement, the Supplemental Agreement and the Japanese Lease Assignment attached was recorded as one instrument by the FAA on September 26, 1989 and assigned Conveyance No. G75345.

                  "Japanese Lease Assignment" means the Lease Assignment dated as of September 22, 1989 between GPA Offshore and the Owner Trustee.


                                 Trust Indenture

                  "Japanese Lease Supplement" means the Lease Supplement No. 1 dated September 25, 1989 between the Japanese Lessor and GPA Offshore, covering the Aircraft, supplementing the Japanese Lease Agreement.

                  "Japanese Lender" means Barclays Bank PLC, a public limited company organized under the laws of England and acting through its branch office in Tokyo, Japan, and its successors and permitted assigns under the Japanese Financing Documents.

                  "Japanese Lessor" means FG Unity Leasing Co., Ltd., a Japanese limited purpose corporation wholly-owned by FUYO and acting as proprietor in a "Tokumei Kumiai" arrangement, and its successors and permitted assigns under the Japanese Financing Documents.

                  "Japanese Loan Agreement" means the Loan Agreement dated as of September 22, 1989 between the Japanese Lessor and the Japanese Lender.

                  "Japanese Security Agreement" means the Bank Security Agreement dated as of September 22, 1989 between the Japanese Lessor and the Japanese Lender.

                  "JL Security Agreement" means the Lessor Security Agreement dated as of September 22, 1989 between the Japanese Lessor and GPA Offshore.

                  "Lease" means the Original Lease, as the same may be modified, supplemented or amended from time to time in accordance with the provisions thereof and hereof and of the Refunding Agreement including, without limitation, as amended and restated by the First Amended and Restated Lease, and as assigned and further amended and restated by Assignment and Amendment No. 1 and Sublease Termination Agreement [GPA 1989 BN-5] dated as of the date hereof and Second Amended and Restated Aircraft Lease Agreement [GPA 1989 BN-5] dated as of the date hereof and supplemented by Lease Supplement [GPA 1989 BN-5] No. 3 dated November 26, 1996, which are being filed for recordation as one instrument with the FAA contemporaneously herewith.

                  "Lease Default" means an event or condition that, with the giving of notice or the lapse of time or both, would become a Lease Event of Default.

                  "Lease Event of Default" means any event or condition defined as an "Event of Default" in Section 17 of the Lease.


                                 Trust Indenture

                  "Lessee" means America West Airlines, Inc., a Delaware corporation, in its capacity as lessee under the Second Amended and Restated Lease, and its successors, and to the extent permitted by the Refunding Agreement, its assigns thereunder.

                  "Lien" means any mortgage, chattel mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, lease in the nature of a security interest, statutory right in rem, or claim of any kind, including any thereof arising under any conditional sale agreement, equipment trust agreement or title retention agreement.

                  "Majority in Interest of Note Holders" means, as of a particular date of determination and subject to Section 2.6 of the Intercreditor Agreement, the Holders of more than 50% in aggregate unpaid Principal Amount of all Equipment Notes outstanding as of such date. For purposes of this definition, there shall be excluded any Equipment Notes held by the Owner Trustee or the Owner Participant or any interests of the Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Indenture (unless all Equipment Notes then outstanding shall be held by the Owner Trustee or the Owner Participant) or any Equipment Notes held by the Lessee or any Affiliate of any thereof.

                  "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Lessee and reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to (i) in the case of the Series A Equipment Notes and Series B Equipment Notes, the Treasury Yield and (ii) in the case of the Series C Equipment Notes and Series D Equipment Notes, the Treasury Yield plus 0.75% exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest. For purposes of determining the Make-Whole Amount, "Treasury Yield" at the time of determination with respect to any Equipment Note means the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities

                                 Trust Indenture
         market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

                  "Manufacturer's Warranty Bill of Sale" means the full warranty (as to title) bill of sale covering the Aircraft (including all of the Buyer Furnished Equipment covered by the BFE Bill of Sale) executed by the Manufacturer's Subsidiary in favor of the Owner Trustee, dated the Delivery Date.

                  "Non-U.S. Holder" or "Non-U.S. Person" means any Person other than a U.S. Person or a U.S. Holder.

                  "Note Holder" or "Holder" means any registered holder from time to time of one or more Equipment Notes as reflected in the Register maintained by the Registrar.

                  "Officers' Certificate" means a certificate (i) signed by a Responsible Officer of the Owner Trustee or the Lessee, as the case may be, and (ii) signed by another officer of the Owner Trustee or the Lessee, as the case may be, certifying as to the authority and signature of such Responsible Officer, that is delivered to the Indenture Trustee.

                  "Omnibus Agreement" means the Agreement to Purchase and Lease dated as of September 22, 1989 among the Parent Guarantor, GPA Offshore, the Japanese Lender and the Japanese Lessor.

                  "Opinion of Counsel" means a written opinion of legal counsel, who in the case of legal counsel for the Lessee may

                                 Trust Indenture
         be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions or (ii) Latham & Watkins or other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee or, in the case of legal counsel for the Owner Trustee, may be Morris, James, Hitchens & Williams or other counsel designated by the Owner Trustee and reasonably satisfactory to the Indenture Trustee.

                  "Original Head Lessee" means GPA Leasing USA Sub I, Inc., a Connecticut corporation, in its capacity as lessee under the Original Lease and the First Amended and Restated Lease.

                  "Original Indenture" means the Trust Indenture and Security Agreement [GPA 1989 BN-5] dated as of September 22, 1989, as supplemented by Trust Indenture Supplement No. 1 dated September 25, 1989 and as in effect immediately prior to the amendment and restatement thereof dated as of October 1, 1991, which were recorded as one instrument by the FAA on September 26, 1989 and assigned Conveyance No. G75346.

                  "Original Loan Certificates" means the Loan Certificates issued under and as defined in the Original Indenture.

                  "Original Sublessee" means America West Airlines, Inc. ("AWA"), a Delaware corporation, in its capacity as sublessee under the Aircraft Sublease Agreement [GPA 1989 BN-5] dated as of September 21, 1990 between the Original Head Lessee in its capacity as sublessor thereunder and AWA in its capacity as sublessee.

                  "Owner Participant" means _________________________, a
         Delaware corporation, as Owner Participant under the Trust Agreement, and its successors and permitted assigns.

                  "Parent Guarantor" means GPA Group plc, a public limited company organized and existing under the laws of Ireland.

                  "Pass Through Trust" means each of the four Pass Through Trusts established under the relevant Pass Through Trust Agreement.

                  "Pass Through Trust Agreement" means the Pass Through Trust Agreements set forth on Schedule II hereto.

                  "Pass Through Trustee" means Fleet National Bank, a national banking association, not in its individual capacity

                                 Trust Indenture
         but solely as pass through trustee under each of the four separate Pass Through Trust Agreements.

                  "Past Due Rate" means, with respect to any amount not paid when due (whether at stated maturity, by acceleration or otherwise) under or in respect of any Equipment Note, a rate of interest per annum (computed on the basis of a year of 360 days comprised of twelve 30-day months) equal to 1% in excess of the Debt Rate for such Equipment Note.

                  "Payment Date" means each January 2 and July 2, commencing on January 2, 1997 (or, if any such day is not a Business Day, the immediately succeeding Business Day) until the Equipment Notes have been paid in full.

                  "Principal Amount" with respect to an Equipment Note means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

                  "Principal Amount Repayment Date" means each Payment Date on which any portion of the Principal Amount is due and payable in accordance with the Amortization Schedule.

                  "Purchase Agreement Assignment" means the Purchase Agreement Assignment [GPA 1989 BN-5] dated the Delivery Date, between the Parent Guarantor and the Owner Trustee, together with the Consent and Agreements attached thereto.

                  "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates issued pursuant to the Pass Through Trust Agreements and which shall then be rating the Certificates. Initially, the Rating Agencies shall consist of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, a division of McGraw-Hill Inc.

                  "Refinancing Transaction" means the transactions contemplated by the Refunding Agreement and the other documents entered into on and in connection with the Refunding Agreement on the Restatement Date.

                  "Refunding Agreement" means the Refunding Agreement [GPA 1989 BN-5] dated as of November 20, 1996, among the Lessee, the Original Head Lessee, the Parent Guarantor, the Owner Trustee, the Pass Through Trustee, the Owner Participant, the Subordination Agent and the Indenture
         Trustee.


                                 Trust Indenture

                  "Register" has the meaning set forth in Section 2.07 hereof.

                  "Registrar" has the meaning set forth in Section 2.07 hereof.

                  "Responsible Officer" means, in the case of the Lessee, the president or any other officer with authority of at least a vice president or, in the case of the Owner Trustee, an officer of the Owner Trustee in its Corporate Trust Administration Department.

                  "Restatement Date" means November 26, 1996 or such other date agreed to by the parties to the Refunding Agreement as the date for the consummation of the Refinancing Transaction, as evidenced by the date of the filing with the FAA of Trust Indenture Supplement No. 3.

                  "Secured Obligations" has the meaning set forth in
         Section 2.06 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A" or "Series A Equipment Notes" means Equipment Notes issued and designated as "Series A" hereunder, in the Principal Amount and maturities and bearing interest as specified in Section 2.02 and
         Schedule I hereto under the heading "Series A."

                  "Series B" or "Series B Equipment Notes" means Equipment Notes issued and designated as "Series B" hereunder, in the Principal Amount and maturities and bearing interest as specified in Section 2.02 and
         Schedule I hereto under the heading "Series B."

                  "Series C" or "Series C Equipment Notes" means Equipment Notes issued and designated as "Series C" hereunder, in the Principal Amount and maturities and bearing interest as specified in Section 2.02 and
         Schedule I hereto under the heading "Series C."

                  "Series D" or "Series D Equipment Notes" means Equipment Notes issued and designated as "Series D" hereunder, in the Principal Amount and maturities and bearing interest as specified in Section 2.02 and
         Schedule I hereto under the heading "Series D."

                  "Sublease Assignment" means a sublease assignment by the Lessee in favor of the Owner Trustee (including the consent thereto given by the sublessee thereunder) with

                                 Trust Indenture
         respect to the assignment of a Permitted Sublease pursuant to Section 6(a) of the Lease.

                  "Supplemental Agreement" means the Supplemental Agreement dated as of September 22, 1989 between the Japanese Lessor and GPA Offshore.

                  "Transaction Expenses" means the costs, fees, expenses and disbursements set forth in Section 21 of the Refunding Agreement.

                  "Trust Accounts" has the meaning assigned to such term in
         Section 2.2(a) of the Intercreditor Agreement.

                  "Trust Company" means Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and not as Owner Trustee, and its successors under the Trust Agreement, in their respective individual capacities and not as Owner Trustee.

                  "Trust Indenture Estate" or "Indenture Estate" means all estate, right, title and interest of the Owner Trustee in and to the properties, rights and interests covered by the Granting Clause of the Indenture, excluding, however, in each case, Excepted Payments.

                  "U.S. Holder" or "U.S. Person" means any Person that is (i) a citizen or resident of the United States, as defined in Section 7701(a)(9) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.


                                 Trust Indenture

                                   ARTICLE II

                               THE EQUIPMENT NOTES

                  SECTION 2.01. Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

        THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

                            WILMINGTON TRUST COMPANY,
             AS OWNER TRUSTEE UNDER TRUST AGREEMENT [GPA 1989 BN-5]
                   DATED AS OF SEPTEMBER 22, 1989, AS AMENDED.

              SERIES [A/B/C/D] NON-RECOURSE EQUIPMENT NOTE DUE [ ]
          ISSUED IN CONNECTION WITH ONE AIRBUS 320-231 AIRCRAFT BEARING
                    UNITED STATES REGISTRATION NUMBER N624AW.


No. ____                                                 Date: [________, 1996]
                              $-------------------


         DEBT RATE                                      MATURITY DATE

       [____________]                                   [_______,____]

                  WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement [GPA 1989 BN-5], dated as of September 22, 1989, as amended, between the Owner Participant named therein and Wilmington Trust Company (herein as such Trust Agreement may be supplemented or amended from time to time called the "Trust Agreement"), hereby promises to pay to Fleet National Bank, as Subordination Agent under the Intercreditor Agreement, or the registered assignee thereof, the principal sum of $________ (the "Principal Amount"), together with interest on the Principal Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate indicated above. The Principal Amount of this Equipment Note shall be payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Principal Amount of this Equipment Note set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semi-

                                 Trust Indenture
annual installments commencing on January 2, 1997, and thereafter on July 2 and January 2 of each year, to and including -----------, ----.

                  Notwithstanding the foregoing or anything to the contrary contained herein, (i) the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Principal Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note; and (ii) if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

                  For purposes hereof, the term "Indenture" means the Second Amended and Restated Trust Indenture and Security Agreement [GPA 1989 BN-5], dated as of November 26, 1996, between the Owner Trustee and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company) (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.

                  This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

                  All payments of all or any portion of the Principal Amount, interest, Make-Whole Amount, if any, and other amounts, if any, to be made by the Owner Trustee hereunder and under the Indenture or the Refunding Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such payments in accordance with the terms of Section 2.03 and
Article III of the Indenture, and each Holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the Holder hereof as above provided and that none of the Owner Participant, the Owner Trustee and the

                                 Trust Indenture

Indenture Trustee is personally liable or liable in any manner, including, without limitation, extending to any assets other than the Trust Indenture Estate to the Holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Indenture or in the Refunding Agreement, for any liability under the Indenture or the Refunding Agreement; provided, however, that nothing herein contained shall limit, restrict or impair any and all rights or remedies of the Indenture Trustee hereunder, subject always to the terms and provisions of the Indenture.

                  There shall be maintained a Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Indenture Trustee or at the office of any successor in the manner provided in Section 2.07 of the Indenture.

                  Any payment of any portion of the Principal Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Indenture Trustee for cancellation.

                  The Holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by law, any overdue interest and any other overdue amounts hereunder) to the date of such payment, second, to the payment of the portion of the Principal Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of the portion of the Principal Amount of this Equipment Note remaining unpaid in the inverse order of its normal maturity.

                  This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture. The Trust Indenture Estate is held by the Indenture Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture. Reference is hereby made to the Indenture and the Refunding Agreement for a complete statement of the rights and obligations of the Holder

                                 Trust Indenture
of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the Holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture and the Refunding Agreement each Holder hereof agrees by its acceptance of this Equipment Note.

                  As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate unpaid portion of the Principal Amount of Equipment Notes of different authorized denominations, as requested by the Holder surrendering the same.

                  Prior to due presentment for registration of transfer of this Equipment Note, the Owner Trustee and the Indenture Trustee shall treat the Person in whose name this Equipment Note is registered as the owner hereof for all purposes whether or not this Equipment Note be overdue, and neither of the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary.

                  This Equipment Note is subject to redemption as provided in Sections 2.10 and 2.11 of the Indenture, to purchase by the Owner Participant or the Owner Trustee as provided in Section 2.12 of the Indenture and to acceleration by the Indenture Trustee as provided in Section 4.04 of the Indenture.

                  [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Indenture) in respect of [Series A Equipment Notes](1) [Series B Equipment Notes](2) [Series C Equipment Notes](3), and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as

--------
(1)      To be inserted in the case of Series B Equipment Notes.
(2)      To be inserted in the case of Series C Equipment Notes.
(3)      To be inserted in the case of Series D Equipment Notes.

                                 Trust Indenture
provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.](4)

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  THIS EQUIPMENT NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                      * * *

--------
(4)      To be inserted in the case of a Series B, Series C or Series
         D Equipment Note.

                                 Trust Indenture

                  IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                       WILMINGTON TRUST COMPANY,
                                          not in its individual capacity
                                          but solely as Owner Trustee


                                       By:________________________________
                                          Name:
                                          Title:


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Equipment Notes referred to in the within-mentioned Indenture.


                                       THE CHASE MANHATTAN BANK,
                                          as Indenture Trustee


                                       By:________________________________
                                          Name:
                                          Title:


                                 Trust Indenture

                                   SCHEDULE I

                          EQUIPMENT NOTES AMORTIZATION

                                                  Percentage of
                  Principal Amount                Principal Amount
                  Repayment Date                  to be Paid



                       [SEE SCHEDULE I TO TRUST INDENTURE
                        WHICH IS INSERTED UPON ISSUANCE]


                                      * * *


                  SECTION 2.02. Issuance and Terms of Equipment Notes. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in four separate series consisting of Series A, Series B, Series C and Series D and in the maturities and principal amounts and shall bear interest as specified in
Schedule I hereto. On the date of the consummation of the Refinancing Transaction, (i) each Equipment Note shall be issued to the Pass Through Trustees (or their designee) under the Pass Through Trust Agreements set forth in Schedule II to be attached hereto in connection therewith and (ii) the Equipment Trust Certificates issued under the First Amended and Restated Trust Indenture shall be concurrently redeemed. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

                  Each Equipment Note shall bear interest at the Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Principal Amount thereof from time to time outstanding, payable in arrears on January 2, 1997, and on each July 2 and January 2 thereafter until maturity.

                  The Principal Amount of each Equipment Note shall be payable on the dates and in the installments equal to the corresponding percentage of the Principal Amount as set forth in Schedule I hereto which shall be attached as Schedule I to the Equipment Notes. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid portion of the Principal Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Past Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on

                                 Trust Indenture
any part of the Principal Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

                  The Owner Trustee agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.04 hereof (a) any and all indemnity amounts received by the Owner Trustee which are payable by Lessee to (i) the Indenture Trustee in its individual capacity, (ii) the Pass Through Trusts,
(iii) the Subordination Agent, (iv) the Liquidity Providers, or (v) the Pass Through Trustees, in each case pursuant to Sections 10 and 13 of the Lease or
Section 21 of the Refunding Agreement, (b) any and all amounts received by the Owner Trustee which are payable by Lessee in respect of and equal to the Owner Trustee's pro rata share (as defined below) of all amounts owed to the Liquidity Providers by the Subordination Agent under each Liquidity Facility (as determined by the Subordination Agent in consultation with the Liquidity Providers and notified to the Indenture Trustee) and notified to the Indenture Trustee) other than amounts due as (i) repayments of the principal of advances thereunder, and (ii) interest on Interest Drawings, Final Drawings and Applied Downgrade Drawings under any Liquidity Facility except to the extent included in Net Interest and Related Charges (as defined below), and (c) any and all amounts received by the Owner Trustee which are payable by Lessee under clause (vii) or
(viii) of the definition of Supplemental Rent. The Indenture Trustee shall have no duty or obligation to (i) verify or confirm the accuracy of any of the amounts (other than the portion of the Principal Amount of, and interest on, the Equipment Notes issued hereunder) paid to it by the Owner Trustee or (ii) determine whether any amounts are owed by the Owner Trustee under this Section
2.02. As used in this Section 2.02, "Owner Trustee's pro rata share" means as of any time:

                  (A) with respect to all amounts other than Net Interest and Related Charges, a fraction the numerator of which is the aggregate principal balance then outstanding of the Equipment Notes issued hereunder and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" issued under the Indentures, and


                                 Trust Indenture

                  (B) with respect to all Net Interest and Related Charges (x) if there exists a Payment Default (as defined below) under any Equipment Note a fraction, the numerator of which is the aggregate principal balance then outstanding of the Equipment Notes issued hereunder and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" issued under the Indentures under which there exists a Payment Default or (y) at all other times, zero;

provided, however, neither the numerator nor the denominator of the fractions in paragraphs (A) or (B) shall include any "Series D Equipment Notes" issued under the Indentures. As used in this Section 2.02, "Net Interest and Related Charges" means (as determined by the Subordination Agent in consultation with the Liquidity Providers and notified to the Indenture Trustee except that the Past Due Rate shall be determined by the Indenture Trustee and notified to the Subordination Agent) the sum of (i) the amount, if any, by which interest payable to any Liquidity Provider on any Interest Drawing, Final Drawing and/or Downgrade Drawing (other than a Downgrade Drawing that is not an Applied Downgrade Drawing (as defined in the Liquidity Facilities)) exceeds the amount which would be payable if such advances bore interest at the Designated Interest Rate (as defined below) plus (ii) any amounts payable under Section 3.1, Section 3.2, Section 3.3, Section 3.9 or Section 7.7 of each Liquidity Facility (or similar provisions of any succeeding liquidity facility) which result from any Interest Drawing, Final Drawing or Downgrade Drawing. As used in this Section 2.02, "Designated Interest Rate" means the weighted average Past Due Rate (as defined in the applicable Indentures) in respect of "Series A Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" issued under the Indentures, except with respect to that portion of any Final Drawing (or Downgrade Drawing which becomes a Final Drawing) which remains in a Cash Collateral Account, Designated Interest Rate means the weighted average Investment Earnings of funds in the Cash Collateral Accounts. As used in this
Section 2.02, a "Payment Default" when used in connection with an "Equipment Note" issued under an Indenture means a default in the payment of principal thereof or interest thereon, other than a default in the payment of principal or interest on a "Series D Equipment Note" issued under the Indentures which has not been cured other than solely because of acceleration. For purposes of
Section 3.04(b) hereof, this is the fourth paragraph of Section 2.02.

                  The Equipment Notes shall be executed on behalf of the Owner Trustee by its President or one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries or other authorized officer. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner

                                 Trust Indenture

Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner Trustee may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Indenture Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Indenture Trustee upon the written request of the Owner Trustee signed by a Vice President or Assistant Vice President or other authorized officer of the Owner Trustee; provided, however, that each such request shall specify the aggregate Principal Amount of all Equipment Notes to be authenticated hereunder on original issue with respect to the Aircraft. No Equipment Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

                  SECTION 2.03. Payments from Trust Indenture Estate Only. (a) Without impairing any of the other rights, powers, remedies, privileges or Liens of the Note Holders under this Indenture, each Note Holder, by its acceptance of an Equipment Note, agrees that, except as expressly provided in this Indenture, the Refunding Agreement or any other Operative Document, (i) the obligation to make all payments of all or any portion of the Principal Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to the Equipment Notes, and the performance by the Owner Trustee of every obligation or covenant contained in this Indenture and in the Refunding Agreement or any of the other Operative Documents, shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Trust Indenture Estate and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Trust Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such payments in accordance with the terms of Article III hereof, and all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Indenture and any other Operative Document other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything contained in this Indenture or such other agreements to the contrary notwithstanding (except for any

                                 Trust Indenture
express provisions or representations that the Trust Company is responsible for, or is making, for which there would be personal liability of the Trust Company), no recourse shall be had with respect to this Indenture or such other agreements against the Trust Company or against any institution or Person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them, and
(ii) none of the Trust Company, the Owner Participant, the Indenture Trustee and any officer, director, trustee, servant, employee, agent or direct or indirect parent or controlling Person or Persons of any of them shall have any personal liability for any amounts payable, or other obligation owed, hereunder, under the Refunding Agreement or any of the other Operative Documents or under the Equipment Notes except as expressly provided herein (in the case of the Owner Trustee and the Indenture Trustee) or therein; provided, however, nothing contained in this Section 2.03(a) shall be construed to limit the exercise and enforcement in accordance with the terms of this Indenture or such other agreements of rights and remedies against the Trust Indenture Estate.

                  (b) If (i) all or any part of the Trust Estate becomes the property of, or the Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (ii) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Trust Company, the Owner Trustee or the Owner Participant is required, by reason of the Trust Company, the Owner Trustee or the Owner Participant being held to have recourse liability to any Note Holder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Trust Company, the Owner Trustee or the Owner Participant under the Operative Documents), to make payment on account of any amount payable as Principal Amount, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes or under this Indenture and
(iii) any Note Holder or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Trust Company, the Owner Trustee or the Owner Participant on account of clause (ii) above (other than aforesaid), then such Note Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Trust Company, the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Amount.

                  For purposes of this Section 2.03(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or the Indenture Trustee if the Trust Company, the Owner Trustee or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 2.03(b) shall prevent a Note Holder or the Indenture

                                 Trust Indenture

Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Trust Company, the Owner Trustee or the Owner Participant under the Refunding Agreement, this Indenture (and any exhibits or annexes hereto or thereto) or any other Operative Document.

                  SECTION 2.04. Method of Payment. (a) The Principal Amount of, interest on, Make-Whole Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:00 noon, New York City time, on the due date of payment to the Indenture Trustee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. After transferring (or causing the transfer of) the above amounts to the Indenture Trustee, the Owner Trustee shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner Trustee), all amounts paid by the Owner Trustee hereunder and under such Holder's Equipment Note or Equipment Notes to such Holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such Holder with a bank located in the continental United States the amount to be distributed to such Holder, for credit to the account of such Holder maintained at such bank. If the Indenture Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee and without indemnification or right of reimbursement under any Operative Document, agrees to compensate such Holders for loss of use of funds in accordance with industry standards for this type of transaction until such payment is made and the Indenture Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Indenture Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Indenture Trustee to do so if such funds were received after 12:00 noon, New York City time, at the

                                 Trust Indenture
place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner Trustee and the Indenture Trustee shall deem and treat the Person in whose name any Equipment Note is registered on the Register as the absolute owner and Holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither the Owner Trustee nor the Indenture Trustee shall be affected by any notice to the contrary, unless and until such change is reflected in the Register. So long as any signatory to the Refunding Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule III thereto and otherwise in the manner provided in or pursuant to the Refunding Agreement unless it shall have specified some other account or manner of payment by notice to the Indenture Trustee consistent with this Section 2.04.

                  (b) The Indenture Trustee, as agent for the Owner Trustee, shall exclude and withhold at the appropriate rate from each payment of Principal Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding Taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States Taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (and such withholding shall constitute payment in respect of such Equipment Note) and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner Trustee and the Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder, the Owner Participant and the Owner Trustee may reasonably request from time to time.

                  If a Note Holder which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 1001 or W-8 (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such Holder is made (but prior to the making of such payment) or in either of the two preceding calendar years, and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Indenture

                                 Trust Indenture

Trustee has no reason to know that any information set forth in such form is inaccurate), the Indenture Trustee shall withhold only the amount, if any, required by law (after taking into account any applicable exemptions claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such Holder in respect of United States federal income Tax (and such withholding shall constitute payment in respect of such Equipment Note). If a Note Holder (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form 4224 in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to avoid withholding of United States federal income tax), during the calendar year in which the payment is made (but prior to the making of such payment), and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Indenture Trustee has no reason to know that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Indenture Trustee a properly completed and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such Holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Indenture Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such Holder has not filed a form claiming an exemption from United States withholding Tax or if the Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such Holder, the Indenture Trustee agrees to withhold from each payment due to the relevant Note Holder withholding Taxes at the appropriate rate under law (and such withholding shall constitute payment in respect of such Equipment Notes) and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by applicable law.

                  None of the Owner Trustee, the Owner Participant or the Lessee shall have any liability for the failure of the Indenture Trustee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by a Holder hereunder.

                  SECTION 2.05. Application of Payments. In the case of each Equipment Note, each payment of Principal Amount, Make-Whole Amount, if any, and interest or other amounts due thereon shall be applied:

                                 Trust Indenture

                  First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Principal Amount, any overdue Make-Whole Amount, if any, and, to the extent permitted by law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

                  Second: to the payment of the Principal Amount of such Equipment Note (or a portion thereof) then due thereunder;

                  Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment Note; and

                  Fourth: the balance, if any, remaining thereafter, to the payment of the Principal Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10 and 2.11 hereof).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Principal Amount of such Equipment Note in the inverse order of their normal maturity.

                  SECTION 2.06. Termination of Interest in Trust Indenture Estate. A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when the Principal Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then payable to such Note Holder hereunder and under the Lease and the Refunding Agreement by the Lessee, the Owner Participant and the Owner Trustee (collectively, the "Secured Obligations") shall have been paid in full.

                  SECTION 2.07. Registration, Transfer and Exchange of Equipment Notes. The Indenture Trustee shall keep a register (the "Register") in which the Indenture Trustee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Register shall be kept at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee is hereby appointed "Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A Holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Indenture Trustee at the Corporate Trust Office, together with a written request from the registered Holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new Holder or Holders.

                                 Trust Indenture

Upon surrender for registration of transfer of any Equipment Note, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate unpaid portion of the Principal Amount and of the same series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate unpaid portion of the Principal Amount, upon surrender of the Equipment Notes to be exchanged to the Indenture Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section
2.08 hereof or otherwise under this Indenture) shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer or exchange shall (if so required by the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Note Holder or such Holder's attorney duly authorized in writing, and the Indenture Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state. The Indenture Trustee shall make a notation on each new Equipment Note of the amount of all payments of Principal Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Principal Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Neither the Indenture Trustee nor the Owner Trustee shall be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the Payment Date. The Indenture Trustee will promptly notify the Owner Trustee, the Owner Participant and Lessee of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Refunding Agreement applicable to Note Holders, and shall be deemed to have represented and warranted to the parties to the Refunding Agreement as to the matters represented and warranted by the Subordination Agent in its capacity as the initial Holder of the Equipment Notes. Subject to compliance by the Note Holder and

                                 Trust Indenture
its transferee (if any) of the requirements set forth in this Section 2.07, the Indenture Trustee and the Owner Trustee shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

                  SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the Holder of such Equipment Note, execute and the Indenture Trustee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Principal Amount dated the same date and captioned as originally issued. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and a copy thereof shall be furnished to the Owner Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the Holder of such Equipment Note shall furnish to the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee such security or indemnity as may be reasonably required by them to save the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee harmless and evidence satisfactory to the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a bank or trust company with a net worth of $200,000,000 or more is the Holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such Person, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note.

                  SECTION 2.09. Payment of Expenses on Transfer; Cancellation.
(a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but the Indenture Trustee, as Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes; provided, however, that none of the Lessee, the Owner Trustee, the Indenture Trustee or the Owner Participant shall bear costs of registration, transfer or exchange in connection with the consummation of the Refinancing Transaction.

                  (b) The Indenture Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer,

                                 Trust Indenture
exchange, payment or cancellation and shall destroy the canceled Equipment
Notes.

                  SECTION 2.10. Mandatory Redemptions of Equipment Notes. The Equipment Notes are subject to redemption as provided in this Section 2.10 and
Section 2.11 and purchase as provided in Section 2.12. On the date on which Lessee is required pursuant to Section 11(a) of the Lease to make payment for an Event of Loss with respect to the Aircraft, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Principal Amount thereof, together with all accrued interest thereon to, but not including, the date of redemption and all other amounts payable hereunder or under the Refunding Agreement to the Note Holders but without Make-Whole Amount, all in the order of priority specified in Section 3.02 hereof.

                  SECTION 2.11. Redemptions; Notice of Redemption. (a) Neither any redemption of any Equipment Note nor any purchase by the Owner Trustee of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture. No purchase of any Equipment Note may be made by the Indenture Trustee.

                  (b) Notice of redemption or purchase with respect to the Equipment Notes shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed or purchased, at such Note Holder's address appearing in the Register. All notices of redemption or purchase shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

                  (c) On or before the redemption date, the Owner Trustee (or any Person on behalf of the Owner Trustee) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed or purchased on the redemption date shall not then be held in the Trust Indenture Estate, deposit or cause to be deposited with the Indenture Trustee by 12:00 noon, New York City time, on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed or purchased.

                  (d) Notice of redemption or purchase having been given as aforesaid, the Equipment Notes to be redeemed or purchased shall, on the redemption date, become due and payable at the

                                 Trust Indenture

Corporate Trust Office of the Indenture Trustee, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption or purchase in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption or purchase shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

                  SECTION 2.12. Option to Purchase Equipment Notes. Either the Owner Trustee or the Owner Participant may, upon the events and subject to the terms and conditions and for the price set forth in this Section 2.12, purchase all but not less than all of the Equipment Notes outstanding hereunder, and each Note Holder agrees that it will, upon such events and subject to such terms and conditions and upon receipt of such price, sell, assign, transfer and convey to such purchaser or its nominee (without recourse or warranty of any kind except as to its title to the Equipment Notes and except against Liens on such Equipment Notes arising by, through or under such Holder), all of the right, title and interest of such Note Holder in and to the Trust Indenture Estate, this Indenture and the Equipment Notes held by it, and such purchaser or its nominee shall assume all of such Holder's obligations under the Refunding Agreement and hereunder.

                  Such option to purchase the Equipment Notes may be exercised by the Owner Trustee or the Owner Participant upon any of the following events, and, in any such event, the purchase price thereof shall equal for each Equipment Note the aggregate unpaid Principal Amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase and all other amounts (other than the Make-Whole Amount, except as provided in the next sentence) then payable hereunder or under the Refunding Agreement to the Holder thereof. Such option to purchase the Equipment Notes may be exercised: (i) upon an Indenture Trustee Event or (ii) in the event there shall have occurred and be continuing a Lease Event of Default, provided that if such option is exercised pursuant to this clause (ii) at a time when there shall have occurred and be continuing for less than 120 days a Lease Event of Default (and there is no Indenture Trustee Event), the purchase price thereof shall equal the price provided in the preceding sentence plus the Make-Whole Amount, if any; provided further, that under no circumstances shall the Make-Whole Amount be payable by the Lessee.

                  Such option to purchase the Equipment Notes may be exercised by the Owner Trustee or the Owner Participant giving

                                 Trust Indenture
written notice of its election of such option to the Indenture Trustee, which notice shall specify a date for such purchase not more than 30 days or less than 15 days after the date of such notice. The Indenture Trustee shall not exercise any of the remedies hereunder or, without the consent of the Owner Trustee or the Owner Participant, under the Lease, during the period from the time that a notice of exercise by the Owner Participant of such option to purchase becomes irrevocable until the date on which such purchase is required to occur pursuant to the terms of the preceding sentence. Such election to purchase the Equipment Notes shall become irrevocable upon the fifteenth day preceding the date specified in the written notice described in the first sentence of this paragraph.

                  If the Owner Trustee or the Owner Participant on or before the date of such purchase shall so request, the Note Holders will comply with all the provisions of Section 2.07 to enable new Equipment Notes to be issued to the Owner Trustee or the Owner Participant or its nominee in such denominations as the Owner Trustee or the Owner Participant shall request. All taxes and charges required pursuant to Section 2.09 in connection with the issuance of such new Equipment Note shall be borne by the Owner Participant.

                  SECTION 2.13. Subordination. (a) The Owner Trustee and, by acceptance of its Equipment Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 4.02(g), (h) or
(i) hereof, except as expressly provided in Articles II and III hereof.

                  (b) By the acceptance of its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder or Senior Holders (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Indenture Trustee in the form received to be applied as provided in Articles II and III hereof.

                  (c) As used in this Section 2.13, the term "Senior Holder" or "Senior Holders" shall mean (i) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes have been paid in full, (ii) after the Secured Obligations in respect of Series A Equipment Notes have been paid

                                 Trust Indenture
in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes have been paid in full and (iii) after the Secured Obligations in respect of Series B Equipment Notes have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes have been paid in full.


                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                     INCOME FROM THE TRUST INDENTURE ESTATE

                  SECTION 3.01. Certain Rent Distributions. Except as otherwise provided in Sections 3.02 or 3.03 hereof, each installment of Basic Rent, any payment of Supplemental Rent, any payment received by the Indenture Trustee as contemplated by the first sentence of Section 4.03 hereof, and any payment received by the Indenture Trustee pursuant to any Sublease Assignment as rent under any Assigned Sublease shall be promptly distributed in the following order of priority:

                  first, (i) so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount, and interest and other amounts (as well as any interest on overdue Principal Amount, and to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due to the Note Holders under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

                  (ii) after giving effect to clause (i) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due to the Note Holders under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

                  (iii) after giving effect to clause (ii) above, so much of such installment or payment remaining as shall be

                                 Trust Indenture
         required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due to the Note Holders under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes; and

                  (iv) after giving effect to clause (iii) above, so much of such installment or payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due to the Note Holders under all Series D Equipment Notes shall be distributed to the Note Holders of Series D ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Equipment Note bears to the aggregate amount of the payments then due under all Series D Equipment Notes; and

                  second, the balance, if any, of such installment or payment remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement; provided, however, that if an Indenture Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "second" but shall be held by the Indenture Trustee as part of the Trust Indenture Estate and invested in accordance with Section 3.07 hereof until whichever of the following shall first occur: (i) all Indenture Defaults shall have been cured or waived, in which event such balance shall be distributed as provided in this clause "second", or
         (ii) Section 3.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions of said
         Section 3.03, or (iii) the 180th day after receipt of such payment, in which event such balance shall be distributed as provided in this clause "second" without reference to this proviso.

                  SECTION 3.02. Event of Loss and Replacement. (a) Any payment received by the Indenture Trustee with respect to the Airframe or the Airframe and one or both Engines as the result of an Event of Loss thereto shall be applied to the redemption of

                                 Trust Indenture
the Equipment Notes and to all other amounts payable hereunder by applying such funds in the following order of priority:

                  first, to reimburse the Indenture Trustee for any reasonable out-of-pocket costs or expenses incurred in connection with such Event of Loss,

                  second, to pay in full the aggregate amount of the payment or payments of unpaid Principal Amount, and unpaid interest and other amounts (as well as any interest on overdue Principal Amount, and to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due to the Note Holders under all Equipment Notes, all in the order of priority specified in clause "first" of
         Section 3.01 hereof, and

                  third, if and to the extent required to be paid to the Lessee (or if directed by the Lessee, any Permitted Sublessee) in reimbursement of payment of Stipulated Loss Value pursuant to Section 11(d) of the Lease, to the Lessee (or if directed by the Lessee, any Permitted Sublessee), and otherwise as provided in clause "fourth" of
         Section 3.03 hereof;

provided that, if a Replacement Airframe or a Replacement Airframe and one or more Replacement Engines are to be substituted for the Airframe or the Airframe and one or both Engines subject to such Event of Loss as provided in Section 11 of the Lease and Section 5.06 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Trust Indenture Estate as security for the obligations of the Lessee under the Operative Documents and invested in accordance with the terms of Section 3.07 hereof and, unless theretofore applied in accordance with the provisions of the Lease and this Indenture, such proceeds shall, to the extent payable to the Lessee under the Lease, be released to the Lessee (or if directed by the Lessee, any Permitted Sublessee) upon or in connection with the replacement thereof as provided in such Sections.

                  (b) Any amounts received directly or indirectly from any governmental authority or insurer or other party pursuant to any provision of
Section 11 or 12 of the Lease (other than as the result of an Event of Loss with respect to the Airframe or the Airframe and one or both Engines) shall be applied as provided in the applicable provisions of the Lease; provided, however, that to the extent that any portion of such amounts held for account of the Lessee are not at the time required to be paid to the Lessee (or any Permitted Sublessee) pursuant to the applicable provisions of Section 11 or 12 of the Lease, shall be held by the Indenture Trustee as security for the obligations of the Lessee

                                 Trust Indenture
under the Operative Documents and shall be invested in accordance with the terms of Section 3.07 hereof and at such time as the conditions specified in the Lease for payment of such amounts to the Lessee shall be fulfilled, such portion, and the net proceeds of any investment thereof, shall, unless theretofore applied in accordance with the provisions of the Lease and this Indenture, be paid to the Lessee to the extent provided in the Lease.

                  SECTION 3.03. Payment After Indenture Event of Default, etc. Except as otherwise provided in Sections 2.13, 3.02, 3.04(a) and (c) and 6.07 hereof, and notwithstanding Section 2.05 hereof, all payments received and amounts held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing or after the Indenture Trustee has given notice to the Owner Trustee and the Owner Participant pursuant to Section 4.04(a) hereof regarding its exercise of remedies under Section 18 of the Lease or of the foreclosure of this Indenture, or after the Equipment Notes shall have become due and payable as provided herein, and all payments or amounts then held by the Indenture Trustee as part of the Trust Indenture Estate, shall, so long as such Indenture Event of Default shall be continuing, be promptly distributed by the Indenture Trustee in the following order of priority, without duplication:

                  first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for all amounts due to it pursuant to Section 6.07 hereof, plus any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust Indenture Estate pursuant to Section 4.05(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon such Indenture Event of Default) shall be applied by the Indenture Trustee in reimbursement of such expenses;

                  second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 5.03 hereof (to the extent not previously reimbursed) shall be distributed to the then existing or prior Note Holders, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed

                                 Trust Indenture
         ratably, without priority of one over any other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 5.03 and applicable (in the case of each such then existing Note Holder) to the Equipment Notes held by such existing Note Holder at the time of distribution by the Indenture Trustee;

                  third, (i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes (other than Make-Whole Amount, if any) to the date of distribution, shall be distributed to the Note Holders of Series A, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series A Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series A Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

                  (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount, if any) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series B Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series B Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

                  (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal

                                 Trust Indenture

         Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series C Equipment Notes (other than Make-Whole Amount, if any) to the date of distribution, shall be distributed to the Note Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series C Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series C Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

                  (iv) after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series D Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series D Equipment Notes (other than Make-Whole Amount, if any) to the date of distribution, shall be distributed to the Note Holders of Series D, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series D Equipment Notes held by each Holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series D Equipment Notes held by all such Holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and

                  fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement and the Lease.

                  No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes.

                  SECTION 3.04. Certain Payments. (a) Any payments received by the Indenture Trustee for which provision as to the application thereof is made in the Lease shall be applied forthwith to the purpose for which such payment was made in

                                 Trust Indenture
accordance with or as otherwise provided by the terms of the Lease.

                  (b) The Indenture Trustee will distribute promptly upon receipt any indemnity payment received by it from the Owner Trustee or the Lessee in respect of (i) the Indenture Trustee in its individual capacity, (ii) any Pass Through Trust, (iii) the Subordination Agent, (iv) the Liquidity Providers, and (v) the Pass Through Trustees, in each case whether pursuant to
Section 10 or 13 of the Lease or Section 21 of the Refunding Agreement or as Supplemental Rent, directly to the Person entitled thereto. Any payment received by the Indenture Trustee under clause (b) of the fourth paragraph of Section
2.02 shall be distributed to the Subordination Agent to be distributed in accordance with the terms of the Intercreditor Agreement, and any payment received by the Indenture Trustee under clause (c) of the fourth paragraph of
Section 2.02 shall be distributed directly to the Persons entitled thereto.

                  (c) Notwithstanding anything to the contrary contained in this
Article III, any sums received by the Indenture Trustee that constitute Excepted Payments shall be distributed promptly upon receipt by the Indenture Trustee directly to the Person or Persons entitled thereto. Further, and notwithstanding anything herein to the contrary, any sums received by the Indenture Trustee under the Lease or any Sublease Assignment as security for the obligations of the Lessee or the relevant Permitted Sublessee under the Operative Documents shall be applied only to such obligations or as otherwise provided in the Lease.

                  SECTION 3.05. Other Payments. Subject to Sections 3.03 and
3.04 hereof, any payments received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture shall be distributed by the Indenture Trustee, unless otherwise agreed in writing, subject to Section 6.07 hereof (i) to the extent received or realized at any time prior to the payment in full of all obligations to the Note Holders secured by the Lien of this Indenture, in the order of priority specified in
Section 3.01 hereof, and (ii) to the extent received or realized at any time after payment in full of all obligations to the Note Holders secured by the Lien of this Indenture, in the following order of priority:

                  first, to the extent payments or amounts described in clause "first" of Section 3.03 hereof are otherwise obligations of Lessee under the Operative Documents or for which Lessee is obligated to indemnify against thereunder, in the manner provided in clause "first" of Section 3.03 hereof, and


                                 Trust Indenture
                  second, in the manner provided in clause "fourth" of
         Section 3.03 hereof.

                  SECTION 3.06. Payments to Owner Trustee. Any amounts distributed hereunder by the Indenture Trustee to the Owner Trustee shall be paid to the Owner Trustee by wire transfer of funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture Trustee receives notice to the contrary from the Owner Trustee, all amounts to be distributed to the Owner Trustee pursuant to clause "second" of Section 3.01 hereof shall be distributed by wire transfer of funds of the type received by the Indenture Trustee to the Owner Participant's account as may be specified pursuant to the Refunding Agreement.

                  SECTION 3.07. Investment of Amounts Held by Indenture Trustee. Any amounts held by the Indenture Trustee as assignee of the Owner Trustee's rights to hold moneys for security pursuant to Section 21(h) of the Lease shall be held in accordance with the terms of such Section; and the Indenture Trustee hereby agrees to perform the duties of the Owner Trustee under such Section. Except as provided in the preceding sentence, any amounts held by the Indenture Trustee pursuant to the proviso to clause "second" of Section 3.01 hereof, pursuant to Section 3.02 hereof, pursuant to the second sentence of Section 3.04(c) hereof, pursuant to the fourth sentence of Section 4.03 hereof, pursuant to a Sublease Assignment, or pursuant to any provision of any other Operative Document providing for amounts to be held by the Indenture Trustee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Indenture Trustee from time to time in Specified Investments selected in writing in a timely manner by the Lessee. Unless otherwise expressly provided in this Indenture or the Lease, any income realized as a result of any such investment and any payments by or on behalf of the Lessee pursuant to the Lease in respect of any losses or expenses, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Indenture Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture

                                 Trust Indenture

Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.


                                   ARTICLE IV

                      COVENANTS OF TRUST COMPANY AND OWNER
                      TRUSTEE; INDENTURE EVENTS OF DEFAULT;
                          REMEDIES OF INDENTURE TRUSTEE

                  SECTION 4.01. Covenants of Trust Company and Owner Trustee.
(a) The Trust Company hereby covenants and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Lien attributable to it in its individual capacity with respect to any of the properties or assets of the Trust Indenture Estate and shall, at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lessor's Lien, and the Trust Company will cause restitution to be made to the Trust Indenture Estate in the amount of any diminution of the value thereof as the result of any Lessor's Liens attributable to it.

                  (b) The Owner Trustee hereby covenants and agrees as follows:

                  (i) the Owner Trustee will duly and punctually pay the Principal Amount of, Make-Whole Amount, if any, and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Indenture and all amounts payable by it to the Note Holders under the Refunding Agreement and the other Operative Documents;

                 (ii) the Owner Trustee will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens attributable to it with respect to any of the properties or assets of the Trust Indenture Estate, and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Lessor's Lien, and the Owner Trustee will cause restitution to be made to the Trust Indenture Estate in the amount of any diminution of the value thereof as the result of any Lessor's Liens attributable to it;

                (iii) in the event an officer with responsibility for or familiarity with the transactions contemplated hereunder or under the other Operative Documents (or any Vice President) in the Corporate Trust Administration Department of the Owner Trustee shall have actual knowledge of an Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Default or Event of

                                 Trust Indenture

         Loss to the Indenture Trustee, the Lessee and the Owner
         Participant;

                 (iv) the Owner Trustee will furnish to the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any Japanese Financing Document, including, without limitation, a copy of each report or notice received pursuant to Section 12(f) of the Lease, to the extent that the same shall not have been furnished, or is not required to be furnished by the Lessee, to the Indenture Trustee pursuant to the Lease or otherwise;

                  (v) except as contemplated by the Operative Documents or with the consent of the Indenture Trustee acting in accordance with Article IX hereof, the Owner Trustee will not incur any indebtedness for borrowed money; and

                 (vi) the Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Japanese Lease Agreement, the Japanese Lease Assignment and the Lease, the Refunding Agreement, the Trust Agreement and the other Operative Documents.

                  SECTION 4.02. Indenture Events of Default. "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) any Lease Event of Default shall occur and be continuing (other than a failure to pay when due any amount in respect of Excepted Payments); or

                  (b) the failure of the Owner Trustee to pay when due any payment of Principal Amount of, or interest on, any Equipment Note (other than as a result of a Lease Default) and such failure shall have continued unremedied for ten calendar days; or the failure of the Owner Trustee to pay when due any other amount due and payable under any Equipment Note or hereunder (other than as a result of a Lease Default) and such failure shall have continued unremedied for 15 calendar days after notice thereof being given to the Owner Trustee from the Indenture Trustee or any Note Holder; or


                                 Trust Indenture

                  (c) any Lessor's Lien required to be discharged by the Trust Company pursuant to Section 4.01(a) hereof or Section 13 of the Refunding Agreement or by the Owner Trustee as the Owner Trustee pursuant to Section 4.01(b)(ii) hereof or Section 13 of the Refunding Agreement or any Lessor's Lien required to be discharged by the Owner Participant pursuant to Section 13 of the Refunding Agreement shall remain undischarged for a period of 30 calendar days after, as the case may be, an officer with responsibility for or familiarity with the transactions contemplated hereunder or under the other Operative Documents (or any Vice President) in the Corporate Trust Administration Department of the Trust Company or an officer of the Owner Participant shall have actual knowledge of such Lien; provided, that no Indenture Event of Default shall arise under this Section 4.02(c) as a result of a failure by the Owner Trustee or the Owner Participant to observe or perform any covenant referred to in this Section 4.02(c) if the Lessee shall have discharged all Lessor's Liens required to be discharged by the Owner Trustee or the Owner Participant pursuant to such covenants and compensated the Indenture Trustee and the Trust Indenture Estate for all claims, losses and expenses arising from the failure of the Owner Trustee or the Owner Participant, as the case may be, to observe and perform any such covenant; or

                  (d) any representation or warranty made by the Owner Participant, the Owner Trustee or the Trust Company herein or in the Refunding Agreement or by any Person (if any) guaranteeing or supporting the obligations of the Owner Participant under the Operative Documents or in any related guarantee or support agreement shall prove to have been false or incorrect when made in any respect materially adverse to the rights and interests of the Note Holders; and if such misrepresentation is capable of being corrected as of a subsequent date and if such correction is being sought diligently, such misrepresentation shall not have been corrected as of a day within 30 calendar days following notice thereof being given to the Owner Participant, the Owner Trustee, the Trust Company or such Person, as the case may be, by the Indenture Trustee or a Majority in Interest of Note Holders; or

                  (e) any failure of the Owner Trustee to observe or perform any of its covenants or agreements in the fourth paragraph following the Habendum Clause hereof or in clauses (b)(v) and (b)(vi) of Section 4.01 hereof, or any failure by the Owner Participant or the Trust Company to observe or perform any of its respective covenants in Section 9(b)(11), 10 or 14 of the Refunding Agreement; or


                                 Trust Indenture

                  (f) except as provided in the following paragraph (j), any failure by the Owner Trustee or the Trust Company to observe or perform any other covenant or obligation of the Owner Trustee contained in this Indenture or in the Refunding Agreement or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Refunding Agreement or any failure of any Person that may guarantee or support the obligations of an Owner Participant not originally party to the Refunding Agreement under the Operative Documents to observe or perform any covenant or obligation of such Person contained in any such guarantee or support agreement, which failure is not remedied within a period of 30 calendar days following notice being given to the Owner Trustee, the Owner Participant or such Person, as the case may be, by the Indenture Trustee or a Majority in Interest of Note Holders; or

                  (g) either the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or any Person that may guarantee or support the obligations of an Owner Participant not originally party to the Refunding Agreement under the Operative Documents shall (i) be unable to pay its debts generally as they become due within the meaning of the Bankruptcy Code, (ii) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property, or
         (v) take corporate or comparable action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or any Person that may guarantee or support the obligations of an Owner Participant not originally party to the Refunding Agreement under the Operative Documents, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or

                                 Trust Indenture
         ordering the dissolution, winding-up or liquidation of the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or such Person, as the case may be; or

                  (i) any petition for any relief specified in the foregoing paragraph (h) shall be filed against the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or any Person that may guarantee or support the obligations of an Owner Participant not originally party to the Refunding Agreement under the Operative Documents, as the case may be, and such petition shall not be dismissed within 60 days; or

                  (j) at any time when the Aircraft shall be registered in a jurisdiction outside the United States, the Owner Trustee, the Trust Company or the Owner Participant shall breach any covenant as may be agreed upon pursuant to Section 11 of the Refunding Agreement as the result of which the Lien of this Indenture shall cease to be a valid and duly perfected Lien on the Trust Indenture Estate.

                  SECTION 4.03. Certain Rights. In the event of any default by the Lessee in the payment of any installment of Basic Rent due under the Lease, the Owner Participant may, within ten calendar days (or such longer period ending on the expiry of the applicable grace period specified in the Lease with respect to such default) after notice of such default, without the consent or concurrence of any Note Holder, pay, as provided in Section 2.04 hereof, for application in accordance with Section 3.01 hereof, a sum equal to the amount of all (but not less than all) of the Principal Amount and interest as shall then (without regard to any acceleration pursuant to Section 4.04(b) or (c) hereof) be due and payable on the Equipment Notes. In the event of any default by the Lessee in any obligation under the Lease other than the payment of Basic Rent, if such default can be remedied by the payment of money and the Owner Trustee shall have been furnished by the Owner Participant with all funds necessary for remedying such default, the Owner Participant may, within fifteen calendar days (or such longer period ending on the expiry of any applicable grace period specified in the Lease with respect to such default) after notice of such default, without the consent or concurrence of any Note Holder, instruct the Owner Trustee to exercise the Owner Trustee's rights under Section 21(d) of the Lease to perform such obligation on behalf of the Lessee. Solely for the purpose of determining whether there exists an Indenture Event of Default, (a) any timely payment by the Owner Participant pursuant to, and in compliance with, the first sentence of this Section 4.03 shall be deemed to remedy (but solely for purposes of this Indenture) any default by the Lessee in the payment of Basic Rent theretofore due and payable

                                 Trust Indenture
and to remedy (but solely for purposes of this Indenture) any default by the Owner Trustee in the payment of any amount due and payable under the Equipment Notes or hereunder, and (b) any timely performance by the Owner Trustee of any obligation of the Lessee under the Lease pursuant to, and in compliance with, the second sentence of this Section 4.03 shall be deemed to remedy (but solely for purposes of this Indenture) any default by the Lessee under the Lease to the same extent that like performance by the Lessee itself would have remedied such default (but any such payment or performance shall not relieve the Lessee of its duty to pay all Rent and perform all of its obligations pursuant to the Lease). If, on the basis specified in the preceding sentence, such Lease Event of Default shall have been remedied, then any declaration pursuant to the Lease that the Lease is in default, and any declaration pursuant to this Indenture that the Equipment Notes are due and payable or that an Indenture Event of Default exists hereunder, based upon such Lease Event of Default, shall be deemed to be rescinded, and the Owner Participant or the Owner Trustee, as the case may be, shall (to the extent of any such payments made by it) be subrogated to the rights of the Note Holders hereunder to receive such payment of Rent from the Indenture Trustee (and the payment of interest on account of such Rent being overdue), and shall be entitled, so long as no other Indenture Default or Indenture Event of Default shall have occurred and be continuing or would result therefrom, to receive, subject to the terms of this Indenture, such payment upon receipt thereof by the Indenture Trustee; provided that the Owner Participant shall not otherwise attempt to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 4.03 except by demanding of the Lessee payment of such amount, or by commencing an action at law against the Lessee and obtaining and enforcing a judgment against the Lessee for the payment of such amount; provided, however, that at no time while an Indenture Event of Default shall have occurred and be continuing shall any such demand be made or shall any such action be commenced (or continued) and any amounts nevertheless received by the Owner Participant in respect thereof shall be held in trust for the benefit of, and promptly paid to, the Indenture Trustee for distribution as provided in
Section 3.03 hereof; and provided, further, that

                  (x) this Section 4.03 shall not apply with respect to any default in the payment of Basic Rent due under the Lease, if the Lessee itself shall have theretofore failed to pay Basic Rent in the manner required under the Lease as to (i) each of the three Basic Rent Payment Dates immediately preceding the date of such default or (ii) in the aggregate more than six Basic Rent Payment Dates,

                  (y) the second sentence of this Section 4.03 shall cease to apply, and no payment by the Owner Participant in

                                 Trust Indenture
         respect of Supplemental Rent or performance of any obligation of the Lessee under the Lease by the Owner Trustee shall be deemed to remedy or to have remedied any Lease Event of Default for the purposes of this Indenture, if during the 12-month period immediately preceding the relevant default by the Lessee there shall have been expended by the Owner Participant pursuant to the second sentence of this Section 4.03 (and shall have not been reimbursed by the Lessee or any Permitted Sublessee themselves to the Owner Trustee for distribution to the Owner Participant) an amount in excess of $3,500,000, and

                  (z) neither the Owner Trustee nor the Owner Participant shall (without the prior written consent of a Majority in Interest of Note Holders) have the right to cure any Lease Default or Lease Event of Default except as specified in this Section 4.03.

                  SECTION 4.04. Remedies. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case the Indenture Trustee may (subject to the rights of the Owner Participant or the Owner Trustee to cure any such Indenture Event of Default set forth in Section 4.03 hereof and the obligations of the Indenture Trustee set forth in this Section 4.04(a) and subject to Section 10.05 hereof) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and, in the event such Indenture Event of Default is an Indenture Event of Default referred to in paragraph (a) of Section 4.02 hereof, the Indenture Trustee may (subject as aforesaid), at the direction of a Majority in Interest of Note Holders, exercise any and all of the remedies pursuant to Section 18 of the Lease and pursuant to any Sublease Assignment and may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto but, in the case of the Aircraft, only as permitted by Section 18 of the Lease, and may exclude the Owner Participant, the Owner Trustee and the Lessee and all Persons claiming under any of them or wholly or partly therefrom; provided, however, that the Indenture Trustee shall give the Owner Trustee and the Owner Participant ten days' prior written notice of the initial exercise of such remedies by the Indenture Trustee under the Lease (if not stayed or otherwise precluded by applicable law from giving such notice); provided, further, that the Indenture Trustee shall give the Owner Trustee and the Owner Participant twenty days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it

                                 Trust Indenture
shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

                  Anything in this Indenture to the contrary notwithstanding, the Indenture Trustee shall not be entitled to exercise any remedy hereunder if there shall have occurred or be continuing a Lease Event of Default unless the Indenture Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 18 of the Lease to terminate the Lease or take possession and/or sell the Aircraft; provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(1) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from the Lessee's assumption during the Section 1110 Period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or
(D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any Person (unless the Indenture Trustee is stayed or otherwise precluded by applicable law from giving such notice). In the event that the applicability of Section 1110 of the Bankruptcy Code to the Aircraft is being contested by the Lessee in judicial proceedings, so long as the Indenture Trustee fails to participate in such proceedings, the Owner Trustee shall have the right (without affecting in any way any right or remedy of the Indenture Trustee hereunder) to participate in such proceedings.

                  The foregoing shall not preclude the Indenture Trustee from notifying any Permitted Sublessee that payments under any Assigned Sublease are to be made directly to it pursuant to the terms of the relevant Sublease Assignment, or, except as expressly provided above, from exercising its rights or remedies hereunder and under the other Operative Documents. For the

                                 Trust Indenture
avoidance of doubt, it is expressly understood and agreed, subject only to the immediately preceding paragraph, that the above-described inability of the Indenture Trustee to exercise any right or remedy under the Lease shall in no event and under no circumstance prevent the Indenture Trustee from otherwise exercising all of its rights, powers and remedies under this Indenture, including without limitation this Article IV.

                  (b) If an Indenture Event of Default referred to in clause
(g), (h) or (i) of Section 4.02 hereof shall have occurred, or a Lease Event of Default under clause (e), (f) or (g) of Section 17 of the Lease shall have occurred, then and in every such case the unpaid Principal Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest and all other amounts due thereunder and hereunder, shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

                  (c) If any Indenture Event of Default not specified in Section 4.04(b) hereof shall have occurred and be continuing, then and in every such case the Indenture Trustee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), subject to Section 4.03 hereof, at any time, by written notice or notices to the Owner Trustee, declare the unpaid Principal Amount of all Equipment Notes to be due and payable, whereupon the unpaid Principal Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder and hereunder, shall immediately become due and payable without presentment, demand, protest or further notice, all of which are hereby waived.

                  (d) Sections 4.04(b) and (c), however, are subject to the condition that, if at any time after the Principal Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Principal Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid and every other Indenture Default and Indenture Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Indenture Trustee, rescind and annul the Indenture Trustee's declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Indenture Default or Indenture Event of Default or impair any right consequent thereon.


                                 Trust Indenture

                  Any acceleration pursuant to Sections 4.04(b) and (c) shall be automatically rescinded and any related declaration of an Indenture Event of Default annulled in the event that the Owner Trustee or the Owner Participant, as the case may be, shall have cured, in accordance with Section 4.03, the Indenture Event of Default that resulted in such acceleration.

                  Except as otherwise provided in Section 2.12, no Make-Whole Amount shall become payable on the Equipment Notes as a result of any acceleration under Sections 4.04(b) or 4.04(c).

                  (e) Each Note Holder shall be entitled, at any sale pursuant to Section 18 of the Lease, to credit against any purchase price bid at such sale by such Note Holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Indenture. The Owner Trustee or Owner Participant may be a cash purchaser at any such sale.

                  (f) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement or the Subordination Agent on its behalf is a Note Holder, the Indenture Trustee will not be authorized or empowered to acquire title to any property in the Trust Indenture Estate or take any action with respect to any property in the Trust Indenture Estate so acquired by it if such acquisition or action would cause any trust created pursuant to the Trust Agreement to fail to qualify as a "grantor trust" for federal income tax purposes.

                  SECTION 4.05. Return of the Aircraft, etc. (a) If an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture Trustee the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Trust Indenture Estate; provided that the Indenture Trustee shall at the time be entitled to obtain such possession under
Section 4.04(a) and the other applicable provisions of this Indenture. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Owner Trustee hereby specifically consents to the fullest extent it may lawfully do so, and (ii) to the extent permitted by law, pursue all or part of the Trust Indenture Estate wherever it may be

                                 Trust Indenture
found (but not in violation of Section 10.05 hereof or of the Lease) and may enter any of the premises of the Lessee wherever such Trust Indenture Estate may be or be supposed to be and search for and take possession of and remove the same (but not in violation of Section 10.05 hereof or of the Lease). All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

                  (b) Upon a Lease Event of Default which is continuing, the Indenture Trustee may, from time to time, at the expense of the Trust Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Trust Indenture Estate, as it may deem proper (it being understood and agreed that the provisions hereof shall not be construed so as to expand the obligations of the Lessee under the Lease, including Section 16 thereof). In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Trust Indenture Estate and to carry on the business (without limiting the express provisions of Section 5.10 hereof) and to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Trust Indenture Estate, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Trust Indenture Estate or any part thereof as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Trust Indenture Estate and every part thereof, except Excepted Payments, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder, except Excepted Payments. The Indenture Trustee shall, pursuant to the exercise of its remedies under this Article IV, to the extent permitted by applicable law, be entitled to the appointment of a receiver for all or any part of the Trust Indenture Estate, whether such receivership be incidental to a proposed sale of the Trust Indenture Estate or otherwise, and the Owner Trustee hereby consents to the appointment of such receiver and will not oppose any such appointment. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Trust Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or

                                 Trust Indenture
other proper charges upon the Trust Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments that the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all Persons properly engaged and employed by the Indenture Trustee.

                  SECTION 4.06. Remedies Cumulative. Each and every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence therein.

                  SECTION 4.07. Discontinuance of Proceedings. In case the Indenture Trustee or any Note Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or such Note Holder, then and in every such case the Owner Trustee, the Indenture Trustee, the Note Holders and the Lessee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Trust Indenture Estate, and all rights, remedies and powers of the Indenture Trustee and the Note Holders shall continue as if no such proceedings had been instituted.

                  SECTION 4.08. Waiver of Past Indenture Defaults. Upon written instructions from a Majority in Interest of Note Holders, the Indenture Trustee shall waive any past Indenture Default hereunder and its consequences and upon any such waiver such Indenture Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that in the absence of

                                 Trust Indenture
written instructions from the Holders of all Equipment Notes then outstanding, the Indenture Trustee shall not waive any Indenture Default (i) in the payment of the Principal Amount of or interest on any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of each Note Holder.

                  SECTION 4.09. Indenture Trustee May Prove Debt. If the Owner Trustee shall fail to pay any amount payable hereunder or under the Equipment Notes, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Owner Trustee or other obligor upon the Equipment Notes and collect in the manner provided by law out of the property of the Owner Trustee or other obligor upon the Equipment Notes, wherever situated the moneys adjudged or decreed to be payable.

                  In case there shall be pending proceedings relative to the Owner Trustee under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Owner Trustee or its property, or in case of any other comparable judicial proceedings relative to the Owner Trustee upon the Equipment Notes, or to the property of the Owner Trustee, the Indenture Trustee, irrespective of whether the Principal Amount of the Equipment Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of Principal Amount and interest owing and unpaid in respect of the Equipment Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses and disbursements to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Note Holders allowed in any judicial proceedings relative to the Owner Trustee or to the property of the Owner Trustee,


                                 Trust Indenture

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Note Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Note Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Note Holders (by such Note Holder's acceptance of an Equipment Note) to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Note Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation, expenses and disbursements to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Note Holder any plan of reorganization, arrangement, adjustment or composition affecting the Equipment Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Note Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  All rights of action and of asserting claims under this Indenture, or under any of the Equipment Notes, may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Equipment Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Note Holders.

                  In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall

                                 Trust Indenture
be a party), the Indenture Trustee shall be held to represent all the Note Holders, and it shall not be necessary to make any Note Holders parties to any such proceedings.

                  SECTION 4.10. Limitations on Suits by Note Holders. No Note Holder shall have any right to pursue a remedy under this Indenture or any Equipment Note, unless such Note Holder previously shall have given to the Indenture Trustee written notice of an Indenture Default and of the continuance thereof, as hereinbefore provided, and unless also a Majority in Interest of Note Holders shall have made a written request to the Indenture Trustee to pursue such remedy and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to pursue such remedy and no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period pursuant to Section 5.02 hereof; it being understood and intended, and being expressly covenanted by each Note Holder and the Indenture Trustee, that no one or more Note Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Note Holder or, except as otherwise provided herein (including, without limitation, Section 2.13), to obtain or seek to obtain priority over or preference to any other such Note Holder or to enforce any right under this Indenture, except in the manner herein provided. For the protection and enforcement of the provisions of this Section 4.10, each and every Note Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 4.11. Unconditional Right of Note Holders to Receive Principal, Interest and Premium, and to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Equipment Note, the right of any Note Holder to receive payment of the Principal Amount of and interest on such Equipment Note on or after the respective due dates expressed in such Equipment Note, or, subject to Section 4.10, to institute suit in a manner consistent with the limitations contained in Section 4.04(a) hereof for the enforcement of any such payment on or after such respective dates as herein provided, shall not be impaired or affected without the consent of such Note Holder.

                  SECTION 4.12. Exercise of Remedies by Foreign Note Holders. If the Indenture Trustee shall exercise remedies pursuant to this Article IV, at a time when (i) the Aircraft is registered with the Federal Aviation Administration, (ii) 25% or more of the then unpaid Principal Amount of the Equipment Notes

                                 Trust Indenture
is held by one or more Persons which are not a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Federal Aviation Act and (iii) remedies are to be exercised pursuant to this Article IV as a result of the occurrence of an Indenture Event of Default which is not a Lease Event of Default, the Indenture Trustee shall make arrangements, if any, as may be required by law so that such exercise of remedies shall not result in the ineligibility of the Aircraft to be registered under the Federal Aviation Act.


                                    ARTICLE V

                         DUTIES OF THE INDENTURE TRUSTEE

                  SECTION 5.01. Notice of Indenture Event of Default. In the event the Indenture Trustee shall have knowledge of an Indenture Event of Default, or shall have knowledge of an Indenture Default arising either from a failure to pay Rent or a Lease Default of the type referred to in the second sentence of Section 4.03, the Indenture Trustee shall give prompt notice thereof to the Owner Trustee, the Owner Participant and the Lessee by facsimile, telex, telegraph or telephone (confirmed by written notice in the manner provided by Section 10.06 hereof), and to each Note Holder by first-class mail. Subject to the terms of Sections 2.12, 4.03, 4.04, 4.08, 4.09, 5.03, 5.10 and 10.05 hereof and of this Section 5.01, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to any Indenture Event of Default or Indenture Default (including with respect to the exercise of any rights or remedies hereunder) as the Indenture Trustee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 5.03 hereof, if the Indenture Trustee shall not have received instructions as above provided within 20 calendar days after mailing notice of such Indenture Default or Indenture Event of Default to the Note Holders, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Indenture Default or Indenture Event of Default as it shall determine to be advisable and in the best interests of the Note Holders and shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of its own affairs; provided that the Indenture Trustee may not sell the Aircraft or any part thereof without the consent of a Majority in Interest of Note Holders. In the event the Indenture Trustee shall at any time elect to foreclose or otherwise enforce this Indenture, the Indenture Trustee shall forthwith notify, to the extent (in the case of any such party) not stayed or otherwise prohibited by

                                 Trust Indenture
applicable law, the Owner Participant, the Note Holders, the Owner Trustee and the Lessee. For all purposes of this Indenture, in the absence of actual knowledge on the part of an officer in the Corporate Trust Office, in the case of the Indenture Trustee, or its Corporate Trust Administration Department, in the case of the Owner Trustee, the Indenture Trustee or the Owner Trustee, as the case may be, shall not be deemed to have knowledge of an Indenture Event of Default (except, in the case of the Indenture Trustee, the failure of the Lessee to pay any installment of Rent when due, if any portion of such installment was then required to be paid to the Indenture Trustee, which failure shall constitute knowledge of an Indenture Default for purposes of the first sentence of this Section 5.01) unless notified in writing by the Lessee, the Owner Trustee or one or more Note Holders or, in the case of the Owner Trustee, by the Indenture Trustee.

                  SECTION 5.02. Action Upon Instructions. Subject to the terms of Sections 2.12, 4.03, 4.04, 4.08, 4.09, 5.01, 5.03, 5.10, 9.01 and 10.05
hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Indenture Trustee shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power to take such other action hereunder or under any other Indenture Document or in respect of any part or all of the Trust Indenture Estate as shall be specified in such instructions; (ii) take such action with respect to, or to preserve or protect, the Trust Indenture Estate (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Indenture; and
(iii) take such other action in respect of the subject matter of this Indenture as is consistent with the terms hereof and of the other Indenture Documents. The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed); provided that, notwithstanding the foregoing, the Indenture Trustee may, but shall not be obligated to, execute and file or cause to be filed any financing statement which it from time to time deems appropriate or any continuation statement that the Lessee, in discharge of its obligations under Section 3(v) of the Refunding Agreement or any other Operative Document, may so request. Notwithstanding the foregoing or anything in this Indenture to the contrary, the Indenture Trustee may, on the advice of its counsel and without the consent or

                                 Trust Indenture
approval of any Note Holder, approve any counsel asked to opine on any matters under Section 11(b)(ii) of the Refunding Agreement, Section 6(a)(iii) of the Lease or under this Indenture and approve any opinion issued by such counsel; provided, however, that this provision will not interfere with the Owner Participant's right to consent to such counsel. None of the Owner Participant, the Owner Trustee or the Lessee have any liability for the failure of the Indenture Trustee to discharge its obligations hereunder.

                  SECTION 5.03. Indemnification. The Indenture Trustee shall not be required to take any action or refrain from taking any action under Section
5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof unless the Indenture Trustee shall have been indemnified against any liability, cost or expense (including counsel fees) that may be incurred in connection therewith. The Indenture Trustee shall not be under any obligation to take any action under this Indenture and nothing in this Indenture contained shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or 5.02 or Article IV hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the other Indenture Documents or is otherwise contrary to law.

                  SECTION 5.04. No Duties Except as Specified in Indenture or Instructions. The Indenture Trustee shall not have any duty or obligation to maintain, use, operate, store, lease, control, manage, sell, dispose of, insure or otherwise deal with the Aircraft or any other part of the Trust Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or any Indenture Document or any part of the Trust Indenture Estate, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from Note Holders as provided in this Indenture and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee. It is understood that, as between the Indenture Trustee and the Note Holders, with respect to all matters left to the discretion of the Indenture Trustee hereunder, or under any Indenture Document, the Indenture Trustee shall have the right to request written instructions from the Note Holders and, pending receipt of such instructions from the Note Holders or the required percentage thereof as provided

                                 Trust Indenture
herein, the Indenture Trustee shall not be required to take any such discretionary action hereunder; provided, however, that if the Indenture Trustee shall request written instructions pursuant to this Section 5.04, it will use reasonable efforts to seek and obtain such instructions promptly so as not unreasonably to delay the proposed action of Lessee in respect of which the instructions are sought. The Indenture Trustee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article VII hereof or any other Operative Document) promptly take such action as may be necessary to duly discharge all Lenders' Liens on any part of the Trust Indenture Estate attributable to it in its individual capacity.

                  SECTION 5.05. No Action Except Under Lease, Refunding Agreement, Indenture or Instructions. The Owner Trustee and the Indenture Trustee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with, or place Liens on, the Aircraft or any other part of the Trust Indenture Estate except (i) as required or permitted by the terms of the Lease or the Refunding Agreement, or (ii) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee and the Indenture Trustee pursuant to this Indenture and in accordance with the terms hereof.

                  SECTION 5.06. Replacement Airframes, Replacement Engines and Replacement Parts. (a) If at any time and from time to time, the Airframe or Engine(s) may, or may be required to, be replaced under Section 6(a), 11(a), 11(b) or 16(c) of the Lease by a Replacement Airframe or Replacement Engine(s), as the case may be, in accordance with the provisions of this Section 5.06 and the provisions of said Sections of the Lease, the Owner Trustee shall, at such time or times, but subject to compliance with the conditions to such replacement set forth in the Lease, direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing such Airframe and/or Engine(s) as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid, but only upon receipt by or deposit with the Indenture Trustee of the following:

         (1) A written request from the Owner Trustee, requesting such release and specifically describing the Airframe and/or Engine(s) so to be released and the Replacement Airframe and/or Replacement Engine(s).


                                 Trust Indenture

         (2) A certificate signed by a duly authorized officer of the Lessee stating the following:

              A. With respect to the replacement of any Airframe:

              (i) a description of the Airframe which shall be identified by manufacturer, model, FAA registration number (or other applicable registration number) and manufacturer's serial number;

             (ii) a description of the Replacement Airframe (including the manufacturer, model, FAA registration number (or other applicable registration number) and manufacturer's serial number) to be received as consideration for the Airframe to be released;

            (iii) that on the date of the Indenture Supplement relating to the Replacement Airframe the Owner Trustee will hold legal title to (or, if the Japanese Lease Agreement is then in effect, be the beneficial owner
         of) such Replacement Airframe free and clear of all Liens except Permitted Liens, that such Replacement Airframe will on such date be in good operating condition, and that such Replacement Airframe has been or, substantially concurrently with such replacement, is in the process of being duly registered with the Owner Trustee as owner thereof under the Federal Aviation Act or under the law then applicable to the registration of the Aircraft and that an airworthiness certificate has been duly issued under the Federal Aviation Act (or such other applicable law) with respect to such Replacement Airframe, and that such registration and certificate is in full force and effect, and the Lessee or a Permitted Sublessee will have the full right and authority to use such Replacement Airframe;

             (iv) that the insurance required by Section 12 of the Lease is in full force and effect with respect to such Replacement Airframe and all premiums then due thereon have been paid in full;

              (v) that the Replacement Airframe is of a like Airbus A320-231 model airframe with equivalent or better modification status;

             (vi) that no Lease Event of Default has occurred and is continuing or would result from the making and granting of the request for release and the addition of a Replacement Airframe;

            (vii) an appraisal prepared in accordance with the Appraisal Procedure (as defined in the Lease) confirms that

                                 Trust Indenture
         the Replacement Airframe has a value, utility and remaining useful life at least equal to that of the Airframe which suffered the Event of Loss assuming that the same were maintained in accordance with the requirements of the Lease whether or not they are in fact so maintained; and

               (viii) that each of the conditions specified in Section 11(a) and (c) of the Lease with respect to such Replacement Airframe have been satisfied.

                  B. With respect to the replacement of any Engine:

                  (i) a description of the Engine which shall be identified by manufacturer's name and serial number;

                 (ii) a description of the Replacement Engine (including the manufacturer's name and serial number) to be received as consideration for the Engine to be released;

                (iii) that on the date of the Indenture Supplement relating to the Replacement Engine the Owner Trustee will hold title to (or, if the Japanese Lease Agreement is then in effect, beneficial ownership of) such Replacement Engine free and clear of all Liens except Permitted Liens, that such Replacement Engine will on such date be in good operating condition, and that such Replacement Engine is the same or an improved model as the Engine to be released;

                 (iv) the value, remaining useful life and utility of the Replacement Engine as of the date of such certificate (which value, remaining useful life and utility shall not be less than the then value, remaining useful life and utility of the Engine requested to be released, assuming such Engine was in the condition and repair required to be maintained under the Lease (but without regard to hours and cycles until overhaul));

                  (v) that no Lease Event of Default has occurred and is continuing or would result from the making and granting of the request for release and the addition of such Replacement Engine; and

                 (vi) that each of the conditions specified in Section 11(b) of the Lease with respect to such Replacement Engine have been satisfied.

         (3) The appropriate instrument or instruments (i) transferring to the Owner Trustee title to (of, if the Japanese Lease Agreement is then in effect, beneficial ownership of) the Replacement Airframe or Replacement Engine to be received as consideration for the Airframe or Engine to be released, (ii)

                                 Trust Indenture
assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties generally available with respect to such Replacement Airframe or Replacement Engine (if any) (which warranties may be assigned by the Owner Trustee to Lessee pursuant to Section 5(d) of the Lease), and (iii) subjecting such Replacement Airframe or Replacement Engine to the Lien of this Indenture and to the Japanese Lease Agreement, if then in effect, and subjecting to any relevant Assigned Sublease and Sublease Assignment, including, without limitation, an Indenture Supplement.

         (4) With respect to a Replacement Airframe, an appraisal from BK Associates, Avmark Services Ltd., AeroEconomics, Inc. or another firm of independent aircraft appraisers satisfactory to the Indenture Trustee confirming the accuracy of the information set forth in Section 5.06(a)2.A(vii) hereof.

         (5) The opinion of counsel to the Lessee, satisfactory to the Indenture Trustee, stating that:

                  (i) the certificates, opinions and other instruments and/or property that have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with;

                 (ii) the Replacement Airframe and/or Replacement Engine(s) have been validly subjected to the Lien of this Indenture and covered by the Lease and the Japanese Lease Agreement, if then in effect, the instruments subjecting such Replacement Airframe or Replacement Engine to the Lien of this Indenture, the Lease and, the Japanese Lease Agreement, if then in effect, and subjecting to any relevant Assigned Sublease and Sublease Assignment, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary in order to establish and perfect, in the United States and, if the Aircraft is registered outside the United States, in the jurisdiction of registration, the legal title to (or, if the Japanese Lease Agreement is then in effect, the beneficial ownership of) the Owner Trustee to such Replacement Airframe and/or Replacement Engine and the Lien of this Indenture on such Replacement Airframe and/or Replacement Engine; and

                (iii) the Owner Trustee and the Indenture Trustee (as assignee of the Owner Trustee's rights under the Lease)

                                 Trust Indenture
         shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Replacement Airframe and, if an Event of Loss with respect to the Aircraft has occurred, the Replacement Engines to the same extent as with respect to the Airframe and Engines then installed thereon prior to such replacement.

                  (b) Upon the acquisition by the Owner Trustee of title to or other interest in any Part under and as provided in the Lease, the same shall automatically and without further act become subject to the Lien of this Indenture, and to the extent the Owner Trustee is divested of title to or other interest in any Part under and as provided in the Lease, the same shall automatically and without further act cease to be subject to the Lien of this Indenture. The Indenture Trustee shall at any time and from time to time at the request of the Lessee execute an appropriate written instrument or instruments to confirm the release of any Part from the Lien of this Indenture as provided in this Section 5.06(b), but only upon receipt by the Indenture Trustee of an Officers' Certificate of Lessee confirming such release is authorized by the terms hereof.

                  SECTION 5.07. Indenture Supplements for Replacements. In the event of the substitution of a Replacement Airframe or Engine as contemplated by
Section 11 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the Note Holders and the Lessee, subject to fulfillment of the conditions precedent and compliance by the Lessee with its obligations set forth in Section 11 of the Lease, to execute and deliver the appropriate instruments as contemplated by Section 5.06 hereof, and execute and deliver to the Lessee (or any relevant Permitted Sublessee) an appropriate instrument releasing the Airframe and/or Engine(s) being replaced from the Lien of this Indenture.

                  SECTION 5.08. Effect of Replacement. In the event of the substitution of a Replacement Airframe or Engine as contemplated by Section 11 of the Lease and Section 5.06 hereof, all provisions of this Indenture relating to the Airframe or Engine(s) being replaced shall be applicable to such Replacement Airframe or Replacement Engine(s) with the same force and effect as if such Replacement Airframe or Replacement Engine(s) were the same airframe or engine(s), as the case may be, as the Airframe or Engine(s) being replaced.

                  SECTION 5.09. Notices, etc. Where this Indenture expressly provides for notice to Note Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Note Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Note

                                 Trust Indenture

Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Note Holder shall affect the sufficiency of such notice with respect to other Note Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Note Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Note Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                  SECTION 5.10. Certain Rights of Owner Trustee and Owner Participant. Notwithstanding any other provisions of this Indenture, including the Granting Clause, but subject always to the final paragraph of this Section 5.10, the following rights shall be reserved to the Owner Trustee or Owner Participant, as the case may be (as separate and independent rights) to the extent described herein:

                  (a) the Owner Trustee or the Owner Participant may, without the consent of the Indenture Trustee, demand, collect, sue for or otherwise obtain all amounts included in Excepted Payments from the Lessee, exercise any election or option or make any decision or determination or give or receive any notice, consent, waiver or approval in respect of any Excepted Payment and seek legal or equitable remedies to require the Lessee to maintain the insurance coverage referred to in Section 12 of the Lease (or the comparable provisions of any Assigned Sublease) and such specific performance of the covenants of the Lessee under the Lease (or the comparable provisions of any Assigned Sublease) relating to the protection, maintenance, possession and use of the Aircraft; provided, that the rights referred to in this clause (a) shall not be deemed to include the exercise of any remedies provided for in Section 18 of the Lease (or the comparable provisions of any Assigned Sublease) other than the right to proceed by appropriate court action, either at law or in equity, to enforce payment by the Lessee of such amounts included in Excepted Payments or performance by the Lessee of such insurance covenant or to recover damages for the breach thereof or for specific performance of any covenant of the Lessee;

                                 Trust Indenture

                  (b) unless an Indenture Event of Default and an Indenture Trustee Event shall have occurred and be continuing, the Indenture Trustee shall not, without the consent of the Owner Trustee, which consent shall not be withheld if no right or interest of the Owner Trustee or the Owner Participant shall be materially diminished or impaired thereby, (i) enter into, execute and deliver amendments, modifications, waivers or consents in respect of any of the provisions of the Lease, any Assigned Sublease or any Sublease Assignment, or (ii) approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to the Owner Trustee pursuant to the Operative Documents; provided that, whether or not an Indenture Event of Default has occurred and is continuing, the Owner Trustee's consent shall be required with respect to any amendments, modifications, waivers or consents in respect of any of the provisions of Sections 6, 12 or 16 of the Lease, or of any other Section of the Lease to the extent such action shall affect (y) the amount or timing of, or the right to enforce payment of any Excepted Payment or (z) the amount or timing of any amounts payable by the Lessee under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default hereunder, would be distributable to the Owner Trustee under Article III hereof;

                  (c) at all times whether or not an Indenture Event of Default has occurred and is continuing, the Owner Trustee and the Owner Participant shall have the right, together with the Indenture Trustee,
         (i) to receive from the Lessee or any Permitted Sublessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to the Owner Trustee pursuant to any Operative Document (including pursuant to Section 10 of the Lease), (ii) to exercise inspection rights pursuant to Section 7 of the Lease, (iii) to retain all rights with respect to insurance maintained for its own account which Section 12 of the Lease specifically confers on the Owner Participant and (iv) to exercise, to the extent necessary to enable it to exercise its rights under Section 4.03 hereof, the rights of the Owner Trustee under Section 21(d) of the Lease and to give notices of default under Section 17 of the Lease; and

                  (d) except as expressly provided to the contrary in clauses
         (a), (b) and (c) above, so long as no Indenture Event of Default has occurred and is continuing, all rights (including options, elections, determinations, consents, approvals, waivers and the giving of notices) of the Owner

                                 Trust Indenture

         Trustee and the Owner Participant under the Lease shall be exercised by the Owner Trustee and/or the Owner Participant, as the case may be, to the exclusion of the Indenture Trustee and any Note Holder and without the consent of the Indenture Trustee or any Note Holder; provided that the foregoing shall not, nor shall any other provision of this Section 5.10, limit (A) any rights separately and expressly granted to the Indenture Trustee or any Note Holder under the Lease or the other Operative Documents (including, without limitation, Section 15 of the Refunding Agreement) or (B) the right of the Indenture Trustee or any Note Holder to receive any funds to be delivered to the Owner Trustee under the Lease (except with respect to Excepted Payments).

                  Notwithstanding the foregoing provisions of this Section 5.10, but subject always to Section 10.05 hereof and to the rights of the Owner Participant under Sections 2.12 and 4.03 hereof, the Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) demand, collect, sue for or otherwise receive and enforce the payment of all Rent due and payable under the Lease (other than any thereof constituting an Excepted Payment), (B) declare the Lease to be in default under
Section 18 thereof and (C) subject only to the provisions of Sections 4.03 and 4.04(a) hereof, exercise the remedies set forth in such Section 18 (other than in connection with Excepted Payments) and in Article IV hereof.

                  SECTION 5.11. Evidence of Action Taken by Note Holder. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Note Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Note Holders in person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Owner Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.04, 5.05, 6.02 and 6.05) conclusive in favor of the Indenture Trustee and the Owner Trustee if made in the manner provided in this Indenture.

                  SECTION 5.12. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in
Section 5.11 hereof, of the taking of any action by the Note Holders of the percentage in aggregate Principal Amount of the Equipment Notes specified in this Indenture in connection with such action, any Note Holder which has consented to such action may, by filing written notice at the

                                 Trust Indenture

Corporate Trust Office and upon proof of holding an Equipment Note, revoke such action so far as concerns such Equipment Note. Except as aforesaid any such action taken by the Note Holder shall be conclusive and binding upon such Note Holder and upon all future Note Holders and owners of such Equipment Note and of any Equipment Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Equipment Note. Any action taken by the Note Holders of the percentage in aggregate Principal Amount of the Equipment Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Owner Trustee, the Indenture Trustee and the Note Holders.


                                   ARTICLE VI

                   THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

         SECTION 6.01. Acceptance of Trusts and Duties. The Indenture Trustee in its individual capacity accepts the trust hereby created and agrees to perform the same but only upon the terms of this Indenture. The Indenture Trustee agrees for the benefit of the Note Holders, the Owner Trustee and the Owner Participant to receive and disburse all moneys constituting part of the Trust Indenture Estate in accordance with the terms hereof; and neither the Trust Company nor the Indenture Trustee shall be answerable or accountable under any circumstances, except for their own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be negligence), or as provided in the fourth sentence of Section 2.04(a) hereof and in the last sentence of Section 5.04 hereof, and except for liabilities that may result, in the case of the Trust Company, from the inaccuracy of any representation or warranty of the Trust Company in the Refunding Agreement or in the Trust Agreement or in Section 6.03 hereof or the failure to perform any covenant of the Trust Company pursuant to Section 4.01(a) hereof or in the Trust Agreement, the Refunding Agreement, or, in the case of the Indenture Trustee, from the inaccuracy of any representation or warranty, or failure to perform any covenant, of the Indenture Trustee made in its individual capacity herein, in the Refunding Agreement or in any other document. None of the Owner Participant, the Trust Company or the Indenture Trustee shall be liable for any action or inaction of any other one of such parties, except, in the case of the Owner Participant, for any action or omission of the Owner Trustee performed or omitted on the instructions of the Owner Participant. The Owner Trustee shall not be deemed a trustee for the Note Holders for any purpose.

         SECTION 6.02. Absence of Duties. In the case of the Indenture Trustee, except in accordance with written instructions

                                 Trust Indenture
furnished pursuant to Section 5.01, 5.02 or 9.01 hereof, and except as provided in, and without limiting the generality of, Sections 5.03, 5.04 and 6.09 hereof and, in the case of the Owner Trustee, except as provided in Section 4.01(b),
6.09 or 9.01 hereof and in the Trust Agreement, the Lease and the Refunding Agreement, the Owner Trustee and the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft, whether or not the Lessee shall be in default with respect thereto,
(iii) to see to the payment or discharge of any Lien of any kind against any part of the Trust Estate or the Trust Indenture Estate, (iv) to confirm, verify or inquire into the failure to receive any financial statements of the Lessee or
(v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease or any of the Permitted Sublessee's covenants under any Assigned Sublease with respect to the Aircraft.

         SECTION 6.03. No Representations or Warranties as to Aircraft or Documents. NEITHER THE INDENTURE TRUSTEE (INDIVIDUALLY OR AS INDENTURE TRUSTEE) NOR THE OWNER TRUSTEE NOR THE TRUST COMPANY MAKES OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS SET FORTH IN SECTION 5(a) OF THE LEASE), AIRWORTHINESS, VALUE, WORKMANSHIP, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE, except that the Trust Company warrants that (i) on the Delivery Date for the Aircraft the Owner Trustee shall have received whatever interest in the Aircraft was conveyed to it under the Japanese Lease Agreement and the Japanese Lease Assignment subject to the rights of the parties to the Indenture Documents and
(ii) the Aircraft shall be free and clear of Lessor's Liens attributable to the Trust Company. Neither the Trust Company nor the Indenture Trustee makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Equipment Notes or any Indenture Documents or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Trust Company and the Indenture Trustee in its individual capacity or as Indenture Trustee made under this Indenture or in the other Operative Documents.

                                 Trust Indenture

         SECTION 6.04. No Segregation of Moneys; No Interest. Any moneys paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to any Note Holder, the Lessee or the Owner Trustee as provided in Article III hereof need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Indenture Trustee shall not (except as otherwise provided in Section 3.07 hereof) be liable for any interest thereon; provided that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

         SECTION 6.05. Reliance; Agents; Advice of Counsel. Neither the Owner Trustee nor the Indenture Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee and the Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Refunding Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Principal Amount of Equipment Notes outstanding as of any date, the Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Indenture Trustee. As to any fact or matter relating to the Lessee the manner of ascertainment of which is not specifically described herein, the Owner Trustee and the Indenture Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee and the Indenture Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon, but in the case of any such certificate, the Owner Trustee and the Indenture Trustee shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Owner Trustee and the Indenture Trustee each may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and, except that any such execution or performance shall not derogate from

                                 Trust Indenture
the Indenture Trustee's obligations under the third sentence of Section 2.04(a), the Indenture Trustee and the Owner Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care hereunder. The Indenture Trustee may, at the expense of the Trust Indenture Estate, consult with counsel, accountants and other skilled Persons to be selected and retained by it, and the Owner Trustee and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled Persons.

                  SECTION 6.06. Capacity in Which Acting. The Owner Trustee acts hereunder solely as trustee under the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein.

                  SECTION 6.07. Compensation. The Indenture Trustee shall be entitled to reasonable compensation (which compensation shall not (to the extent permitted by applicable law) be limited by any provision of law in regard to the compensation of a trustee of an express trust), including expenses, advances and disbursements, for all services rendered hereunder, and shall have a first priority claim (prior to the Note Holders) on the Trust Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by the Lessee, and shall have the right to use or apply any moneys held by it hereunder in the Trust Indenture Estate toward such payments. The Indenture Trustee agrees that it shall have no right against any Note Holder or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.

                  SECTION 6.08. May Become Note Holder. Each of the institutions acting as Owner Trustee and Indenture Trustee hereunder may become a Note Holder and have all rights and benefits of a Note Holder to the same extent as if it were not the institution acting as Owner Trustee or Indenture Trustee, as the case may be.

                  SECTION 6.09. Further Assurances; Financing Statements. At any time and from time to time, upon the request of the Indenture Trustee, the Owner Trustee shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers herein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation

                                 Trust Indenture
statements with respect thereto, or similar instruments relating to the perfection of the mortgage, security interests or assignments created or intended to be created hereby.


                                   ARTICLE VII

              INDEMNIFICATION OF INDENTURE TRUSTEE BY OWNER TRUSTEE

                  SECTION 7.01. Scope of Indemnification. The Owner Trustee, not individually but solely in its capacity as owner trustee under the Trust Agreement, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated but except as otherwise provided in Section 2.03 hereof, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee, in its individual capacity and as Indenture Trustee, and its successors, permitted assigns, agents and servants solely from the Trust Estate, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture), claims, actions, suits, and reasonable out-of-pocket costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustee from and after the Restatement Date (whether or not also agreed to be indemnified against by any other Person under any other document) in any way relating to or arising out of this Indenture, the Trust Agreement, the Equipment Notes, the other Indenture Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, sublease, possession, use, operation, condition, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture Estate or the action or inaction of the Indenture Trustee hereunder, except only (i) in the case of willful misconduct or gross negligence (or negligence in the case of handling of funds) of the Indenture Trustee in the performance of its duties hereunder, (ii) as may result from the inaccuracy of any representation or warranty of the Indenture Trustee made in the Refunding Agreement, (iii) as otherwise provided in Section 2.04(a) hereof or in the last sentence of Section 5.04 hereof or (iv) as otherwise excluded by the terms of Sections 10(b) and 13 of the Lease from the Lessee's indemnities to the Indenture Trustee, in its individual capacity and as Indenture Trustee, and its successors, permitted assigns, agents and servants, thereunder; provided that so long as the

                                 Trust Indenture

Lease is in effect, the Indenture Trustee shall not make any claim under this
Section 7.01 for any amount indemnified against by the Lessee under the Lease without first (but only to the extent not stayed or otherwise prevented by operation of law) making demand on the Lessee for payment of such amount. The Indenture Trustee shall notify the Owner Trustee and the Lessee promptly of any claim for which it may seek indemnity. The Lessee shall be entitled to defend any claim by the Indenture Trustee to the extent provided in Section 10 or 13 of the Lease. The Indenture Trustee shall be entitled to indemnification from the Trust Indenture Estate for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by the Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Trust Indenture Estate. The indemnities contained in this Section 7.01 shall survive the termination of this Indenture.

                  SECTION 7.02. Exculpation and Release of Liability. Without in any way affecting the limitations on liability set forth in the Operative Documents, the Indenture Trustee, and each Note Holder by accepting any Equipment Note hereunder, hereby acknowledge and agree that none of the Trust Company, the Owner Participant or any director, officer, employee, stockholder, agent or affiliate of the Trust Company or the Owner Participant (the "Exculpated Equity Persons") shall have any obligation, duty or liability of any kind whatsoever to the Indenture Trustee or any such Note Holder in connection with the exercise by any Exculpated Equity Person of any rights of the Owner Trustee or the taking of any action or the failure to take any action by any Exculpated Equity Person in connection with any rights of the Owner Trustee under this Indenture or the Lease, and each such Note Holder hereby waives and releases, to the extent permitted by applicable law, each Exculpated Equity Person of any and all such obligations, duties or liabilities.


                                  ARTICLE VIII

                    SUCCESSOR TRUSTEES AND SEPARATE TRUSTEES

                  SECTION 8.01. Notice of Successor Owner Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Trust Company pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee and to each Note Holder.


                                 Trust Indenture

                  SECTION 8.02. Resignation and Removal of Indenture Trustee; Appointment of Successor. (a) The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 calendar days' prior written notice to the Owner Trustee, the Owner Participant, each Note Holder and the Lessee, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Note Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner Trustee, the Lessee and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Note Holders may appoint, with the consent of the Lessee, a successor Indenture Trustee by an instrument signed by such Holders (whose fees shall be reasonably acceptable to the Lessee). If a successor Indenture Trustee shall not have been appointed within 30 calendar days after such notice of resignation or removal, the Indenture Trustee, any Note Holder, the Owner Trustee, the Lessee or the Owner Participant may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided within one year from the date of the appointment by such court.

                  (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner Trustee and to the predecessor Indenture Trustee an instrument accepting and assuming such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Indenture Trustee, without further act, shall become vested with and bound by all the estates, properties, rights, powers, duties and obligations of the predecessor Indenture Trustee hereunder and under the other Indenture Documents in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder, subject nevertheless to its claim provided for in Section 6.07 hereof.

                                 Trust Indenture

                  (c) Any successor Indenture Trustee, however appointed, shall be a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Federal Aviation Act and shall also be a bank or trust company having a combined capital and surplus of at least $200,000,000 if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

                  (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section 8.02, be the Indenture Trustee under this Indenture without further act. Notwithstanding the foregoing, upon the request of the Owner Trustee or the Lessee, any such successor corporation referred to in this Section 8.02(d) shall deliver to the Owner Trustee and the Lessee an instrument confirming its status as the Indenture Trustee hereunder and under the other Indenture Documents.

                  SECTION 8.03. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Indenture Estate to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

                  (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Owner Trustee, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Indenture Estate or any part thereof, and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Indenture Trustee (except insofar as local law makes it necessary for any such separate trustee or separate trustees to act alone) subject to all the terms of this Indenture. Any separate trustee or

                                 Trust Indenture
separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its, his or her attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its, his or her behalf and in its, his or her name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Indenture Estate and all assets, property, rights, powers, trusts, obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

                  (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.03, including without limitation Article VII hereof.

                  (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Indenture Trustee shall act, subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

                 (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

                (iii) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and


                                 Trust Indenture

                 (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

                  (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

                  (f) Notwithstanding any other provision of this Section 8.03, the powers of any additional trustee or separate trustee appointed pursuant to this Section 8.03 shall not in any case exceed those of the Indenture Trustee hereunder.


                                   ARTICLE IX

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                          INDENTURE AND OTHER DOCUMENTS

                  SECTION 9.01. Lease Amendments and Supplemental Indentures.
(a) Except as otherwise provided in Section 5.10 hereof, and except with respect to Excepted Payments, the Owner Trustee agrees that it shall not enter into any amendment of or supplement to the Lease or any of the Japanese Financing Documents, or execute and deliver any written waiver or modification of, or consent under, the terms of the Lease or any of the Japanese Financing Documents, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Indenture Trustee acting on instructions of a Majority in Interest of Note Holders. Anything to the contrary contained in this
Section 9.01 notwithstanding, without the necessity of the consent of any of the Note Holders or (as respects clauses (i) and (ii) below) the Indenture Trustee,
(i) any Excepted Payments payable to the Owner Trustee or Owner Participant may be modified, amended, changed or waived in such manner as shall be agreed to by the Owner Participant and Lessee, (ii) the Owner Trustee and Lessee may, so long as no Indenture Event of Default has occurred and is continuing, enter into amendments of or additions to the Lease to modify Sections 6(d), 9 and 16 and Exhibits B and E (except to the extent that such amendment would adversely affect the rights or exercise of remedies under Section 18 of the Lease) so long as such

                                 Trust Indenture
amendments, modifications and changes do not and would not (A) affect the time of, or reduce the amount of, Basic Rent or Stipulated Loss Value payments until after the payment in full of all Secured Obligations, (B) impair the Lien of this Indenture, (C) adversely affect the value, utility or useful life of the Aircraft or any Engine or (D) otherwise adversely affect the Note Holders in any material respect, and (iii) the Lessee may effect the re-registration of the Aircraft in accordance with but always subject to the terms and conditions applicable thereto specified in Section 11 of the Refunding Agreement and
Section 6(e) of the Lease and the Indenture Trustee may approve any Permitted Sublessee as provided in clause (c) of the definition of such term set forth in the Lease and may exercise the rights of the Indenture Trustee under Section 15 of the Refunding Agreement. For the avoidance of doubt, nothing in this Section
9.01 shall limit in any way the rights of the Owner Trustee and/or the Owner Participant under Section 5.10(d) to exercise certain rights and powers under the Lease to the exclusion of the Indenture Trustee and any Note Holder and without the consent of the Indenture Trustee or any Note Holder.

                  The Indenture Trustee is hereby authorized to join in the execution of any supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, whether in its official or individual capacity.

                  Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed without the consent of the Note Holders notwithstanding any of the provisions of this Section 9.01.

                  (b) Without limiting the provisions of Section 9.01(a) hereof and subject to Sections 5.10(b) and 5.10(d) hereof, the Indenture Trustee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Indenture, the Lease, the Refunding Agreement or the other Indenture Documents, any of the Japanese Financing Documents or any other agreement included in the Trust Indenture Estate, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, or does not adversely affect the Note Holders in any material respect. Upon the written request of a Majority in Interest of Note Holders, the Indenture Trustee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such

                                 Trust Indenture
amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner Trustee and Lessee or, as may be appropriate, the Manufacturer; provided, however, that, without the consent of each Holder of an affected Equipment Note then outstanding and of each Liquidity Provider, no such amendment of or supplement to this Indenture, the Lease, the Refunding Agreement or any other Indenture Document or waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 9.01, or of Section 2.02, 2.10, 2.13, 4.02, 4.04(e), 5.06 or 5.10
hereof, Section 17 (except to add a Lease Event of Default) of the Lease, the definitions of "Indenture Event of Default", "Indenture Default", "Indenture Trustee Event", "Lease Event of Default", "Lease Default", "Majority in Interest of Note Holders", "Make-Whole Amount" or "Note Holder", or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Principal Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, or alter or modify the provisions of Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders, the Owner Trustee and the Lessee, (iii) reduce, modify or amend any indemnities in favor of the Note Holders, (iv) consent to any change in this Indenture or the Lease which would permit redemption of Equipment Notes earlier than permitted under Section 2.10 hereof, (v) modify any of the provisions of Section 4(b) of the Lease, or modify, amend or supplement the Lease, any Assigned Sublease or any Sublease Assignment, or consent to any assignment of any thereof, in either case releasing the Lessee (or Permitted Sublessee) from its obligations in respect of the payment of Basic Rent or Stipulated Loss Value for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in Sections 4(b) and 4(d) of the Lease (or comparable provisions in any Assigned Sublease) or (vi) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Indenture on the Trust Indenture Estate, except as provided in connection with the exercise of remedies under Article IV hereof.

                  (c) At any time after the date of the consummation of the Refinancing Transaction, the Owner Trustee and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i)(A) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (B) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as

                                 Trust Indenture
the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder or impose upon the Lessee any additional indemnification obligations; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner Trustee for the benefit of the Note Holders, or to surrender any rights or powers herein conferred upon the Owner Trustee, the Owner Participant or the Lessee; (vi) to add to the rights of the Note Holders; and (vii) to include on the Equipment Notes any legend as may be required by law.

                  (d) Without the consent of the Lessee, no amendment or supplement to this Indenture or waiver or modification of the terms hereof shall adversely affect the Lessee in any material respect or impose upon the Lessee any additional indemnification obligations.

                  SECTION 9.02. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Owner Trustee and the Note Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for all and any purposes.

                  SECTION 9.03. Documents to Be Given to Trustee. The Indenture Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture referred to in Section 9.01 complies with the applicable provisions of this Indenture.

                  SECTION 9.04. Notation on Notes in Respect of Supplemental Indentures. Equipment Notes authenticated and

                                 Trust Indenture
delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Owner Trustee or the Indenture Trustee shall so determine, new Equipment Notes so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Owner Trustee, authenticated by the Indenture Trustee and delivered in exchange for the Equipment Notes then outstanding.

                  SECTION 9.05. Trustees Protected. If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Indenture Trustee hereunder, any document required to be executed by it pursuant to the terms of this Article IX affects adversely any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.

                  SECTION 9.06. Documents Mailed to Note Holders. Promptly after the execution by the Owner Trustee or the Indenture Trustee of any document entered into pursuant to this Article IX, the Owner Trustee shall mail, by certified mail, postage prepaid, conformed copies thereof to the Indenture Trustee (in such quantities as will permit the Indenture Trustee to distribute one copy to each Note Holder, and the Indenture Trustee shall mail one such copy to each Note Holder), but the failure of the Owner Trustee or the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document. The Indenture Trustee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Indenture Trustee under the Lease or hereunder to the extent that the same were not required to have been furnished to such Note Holder pursuant hereto or to the Lease.

                  SECTION 9.07. No Request Necessary for Lease Supplement or Indenture Supplement. Notwithstanding anything contained in this Article IX, no written request or consent of the Indenture Trustee, any Note Holder or the Owner Participant pursuant to this Article IX shall be required to enable the Owner Trustee to enter into any Lease Supplement with the Lessee pursuant to the terms of the Lease to subject the Aircraft, any Engines or other property thereto or to release the Aircraft, any Engine or other property therefrom or to execute and deliver an Indenture Supplement, in each case pursuant to the terms hereof or to execute and deliver any supplement or certificate necessary with respect to the foregoing under the Japanese Lease Agreement.

                                 Trust Indenture

                  SECTION 9.08. Notices to Liquidity Provider. Any request made to any Note Holder for consent to any amendment or supplement pursuant to this
Article IX shall be promptly furnished by the Indenture Trustee to each Liquidity Provider.


                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Termination of Indenture. Upon payment in full of the Principal Amount of, Make-Whole Amount, if any, and all accrued and unpaid interest on and other amounts then due with respect to the Equipment Notes and provided that there shall then be no other amounts then due to the Note Holders and the Indenture Trustee hereunder or under the Lease or the Refunding Agreement or otherwise secured hereby, the Lien of this Indenture shall be deemed discharged and the security interests in favor of the Indenture Trustee and the Note Holders hereunder shall terminate, and the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee, an appropriate instrument evidencing the discharge of such Lien and the termination of such security interest in the Aircraft and release of the Indenture Documents from the assignment and pledge thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Trustee's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trustee to give effect to such discharge, termination and release; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect as expressly provided pursuant to Article X hereof or upon any sale or other final disposition by the Indenture Trustee of all property part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Trust Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                  SECTION 10.02. No Legal Title to Trust Indenture Estate in Note Holders. No Note Holder shall have legal title to any part of the Trust Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Note Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Indenture Estate.


                                 Trust Indenture

                  SECTION 10.03. Sale of Aircraft by Indenture Trustee is Binding. Any sale or other conveyance of the Aircraft by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

                  SECTION 10.04. Indenture for Benefit of Owner Trustee, Indenture Trustee, Owner Participant, Lessee and Note Holders. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Indenture Trustee, the Owner Participant, the Note Holders, the Lessee and, with respect to any provisions hereof requiring payment to any Permitted Sublessee, such Permitted Sublessee, any legal or equitable right, remedy or claim under or in respect of this Indenture.

                  SECTION 10.05. No Action Contrary to Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Indenture or the Trust Agreement to the contrary, each of the Note Holders, the Indenture Trustee and the Owner Trustee agrees for the benefit of the Lessee that it will not take any action contrary to the Lessee's rights under the Lease, including the right of the Lessee to possession and use and quiet enjoyment of the Aircraft, except in accordance with the provisions of the Lease.

                  SECTION 10.06. Notices. Unless otherwise expressly specified herein, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted by the terms of this Indenture shall be in English and in writing, mailed by first-class registered or certified mail, postage prepaid, or by confirmed telex or telecopy, and (i) if to the Owner Trustee, addressed to it at its office at Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration Department (telex:
835437; answerback: WILMTR; telecopy: (302) 651-8464/8882), with a copy to the Owner Participant at its address set forth in the Refunding Agreement, (ii) if to the Indenture Trustee, addressed to it at its office at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Department (telecopy: (212) 946-8160) or (iii) if to the Owner Participant, the Lessee or any Note Holder, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on the

                                 Trust Indenture
signature pages to the Refunding Agreement or in the Register. Whenever any notice in writing is required to be given by the Owner Trustee or the Indenture Trustee or any Note Holder to any of the other of them, such notice shall be deemed and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

                  SECTION 10.07. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 10.08. No Oral Modifications or Continuing Waivers. No terms or provisions of this Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

                  SECTION 10.09. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such Note Holder. This Indenture and the Trust Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby and thereby. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Indenture and all provisions of the Refunding Agreement applicable to a Note Holder.

                  SECTION 10.10. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 10.11. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the

                                 Trust Indenture

Indenture Trustee, the Owner Trustee, the Owner Participant, any Note Holder or any bank or other Affiliate of any of them may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee or any Permitted Sublessee fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

                  SECTION 10.12. Governing Law; Counterpart Form. THIS INDENTURE AND THE EQUIPMENT NOTES ISSUED HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 10.13. Section 1110. It is the intention of the parties that the Owner Trustee, as lessor under the Lease (and the Indenture Trustee as assignee of the Owner Trustee's rights hereunder), shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or of any other pertinent Operative Document, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

                  SECTION 10.14. JL Security Agreement. The Owner Trustee hereby confirms and agrees that its security interest in and to the Aircraft granted under the JL Security Agreement is and shall be subject and subordinate in all respects to the Lien of this Indenture, and in the event the Indenture Trustee shall foreclose the Lien of this Indenture and sell or otherwise transfer the Aircraft, such sale or other transfer shall be free and clear of such security interest.


                                 Trust Indenture

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture, as amended and restated, to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Indenture has been made and delivered in The City of New York.

                                      WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, except as
                                        expressly provided herein, but
                                        solely as Owner Trustee


                                      By: _________________________________
                                          Name:
                                          Title:


                                      THE CHASE MANHATTAN BANK, not in its
                                        individual capacity, except as
                                        expressly provided herein, but
                                        solely as Indenture Trustee


                                      By: _________________________________
                                          Name:
                                          Title:

                                 Trust Indenture

                                    EXHIBIT A
                                       TO
                           SECOND AMENDED AND RESTATED
                     TRUST INDENTURE AND SECURITY AGREEMENT
                                 [GPA 1989 BN-5]


                      TRUST INDENTURE SUPPLEMENT NO. _____
                                 [GPA 1989 BN-5]


                  TRUST INDENTURE SUPPLEMENT NO. _____ dated __________, ___ of WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee (the "Owner Trustee") under the Trust Agreement [GPA 1989 BN-5] dated as of September 22, 1989 (as amended, the "Trust Agreement") between Wilmington Trust Company and the Owner Participant named therein.


                              W I T N E S S E T H :


                  WHEREAS, the Trust Indenture and Security Agreement [GPA 1989 BN-5] dated as of September 22, 1989, as amended and restated as of October 1, 1991 and as further amended and restated as of November 26, 1996 (as so amended and restated, the "Indenture") between the Owner Trustee and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Indenture Trustee (the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being herein used with the same meanings) and any Replacement Airframe or Replacement Engine included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft, Replacement Airframe or Replacement Engine, as the case may be, to the Indenture Trustee.

                  WHEREAS, the Original Indenture, as supplemented by Trust Indenture Supplement No. 1 dated September 22, 1989 subjected to the Lien of such Indenture the airframe and engines therein described, which Original Indenture and Trust Indenture Supplement No. 1 have been duly recorded with the Federal Aviation Administration as one document on September 26, 1989 and assigned Conveyance No. G75346.

                  WHEREAS, the Amended and Restated Indenture (which amended and restated the Original Indenture), as supplemented by Trust Indenture Supplement No. 2 dated October 24, 1991 subjected to the Lien of such Indenture the airframe and engines therein described, which Amended and Restated Indenture and Trust Indenture Supplement No. 2 have been duly recorded with the Federal Aviation Administration as one document on November 12, 1991 and assigned Conveyance No. Z91420.

                  WHEREAS(1), the Indenture relates to the Airframe and Engines described below and a counterpart of the Indenture is attached hereto and made a part hereof and this Indenture Supplement, together with such counterpart of the Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

                  WHEREAS(2), the Owner Trustee has, as provided in the Indenture, heretofore executed and delivered to the Indenture Trustee [3] Indenture Supplement(s) for the purpose of specifically subjecting to the Lien of the Indenture certain airframes and/or engines therein described, which Indenture Supplement(s) is (are) dated and has (have) been duly recorded with the Federal Aviation Administration as set forth below, to wit:

         Date          Recordation Date         FAA Document No.
         ----          ----------------         ----------------



                  NOW, THEREFORE, This Supplement Witnesseth, that, to secure the prompt payment of the Principal Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding under the Indenture and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained in the Indenture and the Refunding Agreement and the Equipment Notes, for the benefit of the Note Holders, and the prompt payment of any and all amounts from time to time owing under the Refunding Agreement by the Owner Trustee, the Owner Participant and the Lessee in each case to the Note Holders and for the uses and purposes and subject to the terms and provisions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture, and of the acceptance of the Equipment Notes by the Holders thereof, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of the Indenture, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold,

----------

1 This recital is to be included only in the first Indenture Supplement (including the first Indenture Supplement filed with respect to the Indenture).

2        This recital not to be included in the first Indenture Supplement.

3        Insert appropriate number.


                       Form of Trust Indenture Supplement
assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Note Holders from time to time, in the trust created by the Indenture, a first priority security interest in and mortgage Lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property:

                                   AIRFRAME(S)
                  (    ) airframe(s) identified as follows:

                                   FAA Registration          Manufacturer's
Manufacturer           Model            Number                Serial Number
------------           -----            ------                -------------



together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time thereto belonging, owned by the Owner Trustee and installed in or appurtenant to said aircraft.


                                AIRCRAFT ENGINES

                  (    ) aircraft engines, each such engine
                  having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                                               Manufacturer's
Manufacturer                        Model                       Serial Number
------------                        -----                       -------------



together with all equipment and accessories thereto belonging, by whomsoever manufactured, owned by the Owner Trustee and installed in or appurtenant to said aircraft engines.

                  Together with all substitutions, replacements and renewals of the property above described, and all property which shall hereafter become physically attached to or incorporated in the property above described, whether the same are now owned by the Owner Trustee or shall hereafter be acquired by it.



                       Form of Trust Indenture Supplement

                  As further security for the obligations referred to above and secured by the Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Note Holders from time to time, in the trust created by the Indenture, all of the estate, right, title and interest of the Owner Trustee in, to and under the Lease and Lease Supplement [GPA 1989 BN-5] No. 3 of even date herewith (other than Excepted Payments) covering the property described above.

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Note Holders from time to time for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

                  This Supplement shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

                  This Supplement is being delivered in the State of New York.

                  AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft and/or Engines referred to in this Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Indenture.




                       Form of Trust Indenture Supplement

                  IN WITNESS WHEREOF, the Owner Trustee has caused this Supplement to be duly executed by one of its officers thereunto duly authorized on the day and year first above written.

                                            WILMINGTON TRUST COMPANY, not
                                            in its individual capacity,
                                            except as otherwise expressly
                                            provided herein, but solely as
                                            Owner Trustee



                                            By_________________________
                                              Title:



                       Form of Trust Indenture Supplement

                                   SCHEDULE I
                                       TO
                           SECOND AMENDED AND RESTATED
                     TRUST INDENTURE AND SECURITY AGREEMENT
                                 [GPA 1989 BN-5]

                             MATURITY
          PRINCIPAL AMOUNT     DATE      DEBT RATE
Series A  $ 11,936,661      02-Jul-2005  6.85%
Series B  $  4,476,247      02-Jan-2002  6.93%
Series C  $  4,476,247      02-Jan-2002  6.86%
Series D  $  2,288,832      02-Jan-98    8.16%

                          EQUIPMENT NOTES AMORTIZATION

                                    SERIES A

                                Aircraft: N624AW


       Principal Amount                              Percentage of Original
        Repayment Date                                  Amount to be Paid
        --------------                                  -----------------

                                    SERIES B

                                Aircraft: N624AW


       Principal Amount                              Percentage of Original
        Repayment Date                                  Amount to be Paid
        --------------                                  -----------------

                                    SERIES C

                                Aircraft: N624AW


       Principal Amount                              Percentage of Original
        Repayment Date                                  Amount to be Paid
        --------------                                  -----------------

                                    SERIES D

                                Aircraft: N624AW


       Principal Amount                              Percentage of Original
        Repayment Date                                  Amount to be Paid
        --------------                                  -----------------

                                   SCHEDULE II
                                       TO
                   SECOND AMENDED AND RESTATED TRUST INDENTURE
                             AND SECURITY AGREEMENT
                                 [GPA 1989 BN-5]


                          PASS THROUGH TRUST AGREEMENTS


1. Pass Through Trust Agreement, dated as of November 26, 1996, between America West Airlines, Inc., and Fleet National
         Bank, as supplemented by Trust Supplement No. 1996-1A, dated November 26, 1996.

2. Pass Through Trust Agreement, dated as of November 26, 1996, between America West Airlines, Inc., and Fleet National
         Bank, as supplemented by Trust Supplement No. 1996-1B, dated November 26, 1996.

3. Pass Through Trust Agreement, dated as of November 26, 1996, between America West Airlines, Inc., and Fleet National
         Bank, as supplemented by Trust Supplement No. 1996-1C, dated November 26, 1996.

4. Pass Through Trust Agreement, dated as of November 26, 1996, between America West Airlines, Inc., and Fleet National
         Bank, as supplemented by Trust Supplement No. 1996-1D, dated November 26, 1996.


                                  Schedule II-1